UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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LUMINEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LUMINEX CORPORATION
12212 Technology Boulevard
Austin, Texas 78727

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2021

    Luminex Corporation (the “Company”) will hold its 2021 annual meeting of stockholders (the “Meeting”) on Thursday, May 20, 2021, at 10:00 a.m., local time, at its corporate headquarters located at 12212 Technology Boulevard, Austin, Texas 78727. However, we are actively monitoring the coronavirus (COVID-19) outbreak. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce by issuance of a press release alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. As always, we encourage you to vote your shares prior to the Annual Meeting. At the Meeting, stockholders will act on the following matters:

(1)election of two (2) persons nominated by the Board of Directors to serve as Class III Directors (designated as Proposal 1 in the accompanying proxy statement);

(2)advisory approval of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in the accompanying proxy statement (designated as Proposal 2 in the accompanying proxy statement);

(3)approval of the amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan (designated as Proposal 3 in the accompanying proxy statement);

(4)approval of the amendment and restatement of the Luminex Corporation 2018 Equity Incentive Plan (designated as Proposal 4 in the accompanying proxy statement);

(5)ratification of the appointment by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2021 (designated as Proposal 5 in the accompanying proxy statement); and

(6)such other business as may properly come before the Meeting or any adjournment or postponement thereof.

    The Board of Directors fixed the close of business on March 22, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for examination at our offices in Austin, Texas, during normal business hours for a period of ten days prior to the Meeting.

    This year, we are pleased to again furnish our proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of our proxy statement and our annual report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2020 Annual Report on Form 10-K and a form of proxy card or voting instruction card. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail.

    Your attention is directed to the proxy statement for a more complete statement regarding the matters to be acted upon at the Meeting. Our annual report to stockholders is being mailed or made available to our stockholders along with our proxy solicitation materials, but it is not part of the proxy solicitation materials. All stockholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided.

2

By Order of the Board of Directors,
Richard W. Rew, II
Senior Vice President, General Counsel and Corporate
Secretary; Chief Compliance Officer
Austin, Texas
March 31, 2021
3

LUMINEX CORPORATION
12212 Technology Boulevard
Austin, Texas 78727

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held May 20, 2021

This proxy statement is being furnished to the stockholders of Luminex Corporation (the “Company,” “Luminex,” “we” or “us”) in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for use at the 2021 annual meeting of stockholders (the “Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice, and at any and all adjournments or postponements thereof. The Company plans to hold the Annual Meeting in person at its corporate headquarters located at 12212 Technology Blvd Suite 130 Austin, TX 78727. However, we are actively monitoring the coronavirus (COVID-19) outbreak. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce by issuance of a press release alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. As always, we encourage you to vote your shares prior to the Annual Meeting. This proxy statement and the accompanying proxy card are being distributed and made available on or about March 31, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 20, 2021: This proxy statement and our annual report to stockholders are available at https://investor.luminexcorp.com/financial-information/proxy-statement.

Voting Procedures; General Information

Proposals 1, 2, 3, 4 and 5 will be presented by management at the Meeting. With regard to Proposal 1, the form of proxy permits votes for, withholding of votes, or abstention as to each nominee for director. With regard to Proposals 2, 3, 4 and 5, the form of proxy permits votes for, against, or abstention. If the form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the stockholder and, if specifications are not made, will be voted FOR the election of the nominees named in this proxy statement to the Company’s Board, FOR the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement, FOR the approval of the amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan, FOR the approval of the amendment and restatement of the Luminex Corporation 2018 Equity Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2021.

If your shares are held by your broker or other nominee, often referred to as in “street name,” you will receive a form from your broker seeking instructions as to how your shares should be voted. If you are a registered stockholder and received a notice of availability of our proxy materials over the Internet, you may vote by telephone or electronically through the Internet by following the instructions included in the notice. If you are a registered stockholder and received paper proxy materials through the mail, you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held in street name, you should contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares in its discretion on “routine” matters, but may not vote your shares on “non-routine” matters. The ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2021 (Proposal 5) is deemed a routine matter. Therefore, your broker has discretionary authority to vote your shares on such matter absent specific instructions from you. However, the election of directors (Proposal 1), the non-binding advisory vote on the compensation of our named executive officers (Proposal 2), the approval of the amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan (Proposal 3) and the approval of the amendment and restatement of the Luminex Corporation 2018 Equity Incentive Plan (Proposal 4) are non-routine matters. If your broker turns in a proxy card expressly stating that the broker is not voting on non-routine matters (Proposals 1, 2, 3 and 4) as a result of your failure to provide specific instructions, such action is referred to as a “broker non-vote” and your shares will not be voted on Proposals 1, 2, 3 and 4.

It is not expected that any matter not referred to herein will be presented for action at the Meeting. If any other matters are properly brought before the Meeting, including, without limitation, a motion to adjourn the Meeting to another time and/or place for the purpose of, among other things, permitting dissemination of information regarding material developments relating to any of the Proposals, or soliciting additional proxies in favor of the approval of any of the Proposals, the persons named on the accompanying proxy card will vote the shares represented by such proxy upon such matters in their discretion. Should the Meeting be reconvened, all proxies will be voted in the same manner as such proxies would have been voted when the Meeting was originally convened, except for the proxies effectively revoked or withdrawn prior to the time proxies are voted at such reconvened meeting.

Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to our Corporate Secretary at the address indicated above, by executing and delivering a later-dated proxy or by voting in person at the Meeting.

Quorum; Required Votes and Recommendations

Our only outstanding voting security is our common stock. Holders of record of common stock at the close of business on March 22, 2021, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. On the record date for the Meeting, there were 47,304,319 shares of common stock outstanding and entitled to vote at the Meeting. In deciding all matters, a holder of common stock on the record date shall be entitled to cast one vote for each share of common stock then registered in such holder’s name or otherwise beneficially owned.

The holders of a majority of the outstanding shares of the Company’s common stock as of the record date must be present in person or be represented by proxy to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment or postponement and will subject the Company to additional expense. Votes withheld from any nominee for director, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

Because Proposal 1 in this proxy statement is in respect of an uncontested director election, Proposal 1 requires the affirmative vote of a majority of the votes cast at the Meeting to elect a nominee, which means that a nominee will be elected only if the number of shares voted “for” that nominee exceeds the number of shares “withheld” from that nominee. Accordingly, each nominee receiving a greater number of shares voted “for” such nominee than “withheld” from such nominee shall be elected as a Class II director. If an incumbent director does not receive a greater number of shares voted “for” such director than “withheld” from such director, then such director must tender his or her resignation to the Board and the Board shall determine the action to be taken with respect to such resignation. If a director nominee who is not an incumbent director fails to receive more “for” votes than votes “withheld” at the Meeting, he or she will not be elected to the Board. In a contested director election, director nominees are elected by a plurality of the votes cast, which means that the nominees with the most affirmative votes are elected to fill the available seats. Proposals 2, 3, 4 and 5 require the affirmative vote of the holders of a majority of the outstanding shares represented at the Meeting and entitled to vote thereon. The vote for Proposal 2 is advisory and non-binding in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Votes will be counted by the Company’s transfer agent or our Corporate Secretary. Under Delaware law, abstentions are not counted as voting “for” or “against” a particular matter. However, abstentions are included in the number of shares present or represented at the Meeting and entitled to vote, and therefore, abstentions will have the same effect as a vote cast against Proposals 2, 3, 4 and 5. Abstentions will have no effect on the outcome of Proposal 1. Additionally, if a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.” Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast, as a broker non-vote is not considered “entitled to vote” on a matter. Accordingly, for purposes of Proposal 2, 3 and 4, broker non-votes have the effect of reducing the number of affirmative votes required to achieve a majority of the shares present and entitled to vote for such matter by reducing the total number of shares from which such majority is calculated. Broker non-votes will have no effect on the outcome of Proposal 1. Proposal No. 5 is a routine matter and no broker non-votes are expected to exist in connection with Proposal No. 5.

Our Board recommends that you vote:

•FOR each of the Class III Director nominees named in this proxy statement;

•FOR the advisory approval of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement;

•FOR the approval of the amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan;

•FOR the approval of the amendment and restatement of the Luminex Corporation 2018 Equity Incentive Plan; and

•FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2021.

CORPORATE GOVERNANCE

We believe that effective corporate governance is critical to our long-term prospects and ability to create value for our stockholders. Our Board believes that we have in place appropriate charters, policies (including a comprehensive Code of Compliance and Corporate Governance Guidelines), bylaws, procedures and controls that promote and enhance corporate governance, accountability and responsibility with respect to the Company and a culture of honesty and integrity. We will continue to monitor emerging developments and best practices in corporate governance and augment these charters, policies, procedures and controls when required or when our Board determines it would benefit the Company and our stockholders. Our corporate governance policies, including our various Board committee charters, can be viewed at the “Investor Relations” section of our website at www.luminexcorp.com. Information contained on our website, other than the electronic version of our proxy statement provided on our website, is not incorporated into this proxy statement by this or any other reference to our website in this proxy statement, and we do not intend for such information on or linked to our website to constitute part of this proxy statement.

Director Independence

Our Board consults with the Company’s counsel to ensure that the Board’s independence determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of The Nasdaq Global Select Market (the “Nasdaq”) as in effect from time to time. To assist in the Board’s independence determinations, each director completed materials designed to identify any relationships that could affect the director’s independence. In addition, through discussion among the directors, a subjective analysis of independence was reviewed. The Board has determined that each of the following directors is an “independent director” consistent with the objective requirements of applicable laws and regulations (including the Nasdaq listing standards), and that such persons do not otherwise have any relationship that, in the opinion of the Board, would interfere with the exercise of such person’s independent judgment in carrying out the responsibilities of a director: Stephen Eck, M.D., Ph.D.; Thomas W. Erickson; Jim D. Kever; Dijuana Lewis; Kevin M. McNamara; Edward A. Ogunro, Ph.D; and Ken Samet. The Board has not established categorical standards or guidelines to make the subjective aspect of these determinations, but considers all relevant facts and circumstances known to the Board. In determining Mr. Erickson’s independence, the Board considered Mr. Erickson’s service as our interim president and chief executive officer from September 2002 until May 2004, and determined that because such service was at a much earlier time in the Company’s evolution it is not material to his independence analysis today and has, in the observation of the Board, no bearing on Mr. Erickson’s independence. Based on such analysis, the Board determined that Mr. Erickson qualifies as an independent director.

Director Qualifications

The Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for Board membership; however, candidates nominated to serve as directors, at a minimum, will in the committee’s judgment:

•be able to represent the interests of the Company and all of its stockholders and not be disposed by affiliation or interest to favor any individual, group or class of stockholders or other constituency; and
•possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.

The consideration of a candidate for director will include the Nominating and Corporate Governance Committee’s assessment of the individual’s background, skills and abilities, and whether such characteristics fulfill the needs of the Board at that time. As part of the Nominating and Corporate Governance Committee’s consideration of a candidate, the committee also believes that the candidate must:

•be of high ethical character and share the core values of Luminex as reflected in our Code of Compliance;
•have a reputation, both personal and professional, consistent with the image and reputation of Luminex;
•be highly accomplished in the candidate’s field;
•be an active or former chief executive officer of a public company or a biotechnology company or an active or former leader of another complex organization;
•otherwise have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience; and
•have the ability to exercise sound business judgment.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings a variety of perspectives and skills derived from high quality business and professional experience and which complies with the Nasdaq and Securities and Exchange Commission (“SEC”) rules. Our Nominating and Corporate Governance Committee considers the diversity, including, but not limited to, ethnicity and gender, of the composition of our Board and the skill set, background, reputation, and type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. The Nominating and Corporate Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics, including gender, ethnicity and age, and experience, including financial expertise, educational and professional background, of current and prospective directors. The Company and the Nominating and Corporate Governance Committee is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which Board nominees are selected and the Nominating and Corporate Governance Committee requires that every candidate pool include diverse candidates in terms of race and gender. This policy is implemented through the Nominating and Corporate Governance Committee who oversees it and who assesses its effectiveness at least annually. The Nominating and Corporate Governance Committee believes this process best facilitates Board deliberations that reflect a broad range of perspectives, leads to a more effective decision-making process and will build a Board team whose strengths complement each other.

Process for Identifying Director Candidates

The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee considers nominees proposed by the Company’s stockholders in accordance with the provisions contained in our bylaws. Pursuant to our bylaws, any stockholder may nominate a person for election to our Board, provided that the nomination is received by the Corporate Secretary not less than 30 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than February 19, 2022 nor later than April 20, 2022). Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the SEC, including the nominee’s consent to being named as a nominee and to serving as a director, if elected.

The nominating stockholder shall also provide a completed written questionnaire with respect to the background and qualification of each nominee and any other person or entity that each nominee may represent (which questionnaire shall be provided by the Corporate Secretary) and a written representation and agreement (in the form provided by the Corporate Secretary) that each nominee: (a) has no undisclosed commitment, agreement or understanding with any person or entity as to how such nominee will act or vote on any issue or question as a director; (b) is not a party to any undisclosed commitment, agreement or understanding with any person or entity other than Luminex with respect to compensation, reimbursement or indemnification in connection with service or action as a director of Luminex; (c) will comply with any director stock ownership and trading guidelines of Luminex; and (d) in such nominee’s individual capacity and on behalf of any person or entity for whom such nominee may be a representative, has complied and will comply with all applicable corporate governance, conflicts, confidentiality and other policies of Luminex.

Additionally, the nominating stockholder must provide: (a) his or her name and address as it appears in the stock records of Luminex; (b) the number and class of shares of Luminex capital stock beneficially owned by the stockholder and a description in reasonable detail of any hedging, derivative, swap, profit interests, option or other transactions or series of transactions engaged in, directly or indirectly, by such stockholder, or any agreement, arrangement or understanding to which such stockholder is a party, in each case, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to shares of capital stock of Luminex, or otherwise to reduce the economic risk or benefit of ownership of shares of capital stock of Luminex to such stockholder, and the agreement of the stockholder to notify Luminex in writing within five business days after the record date for the meeting of any changes to the above information in effect as of the record date for the meeting; (c) all contracts, arrangements, understandings and relationships with respect to the stockholder’s investment in Luminex, and the agreement of the stockholder to notify Luminex in writing within five business days after the record date for the meeting of any changes to the above information in effect as of the record date for the meeting; (d) any material agreement such stockholder may have with any other person or entity in connection with the nomination, and the agreement of the stockholder to notify Luminex in writing within five business days after the record date for the meeting of any changes to the above information in effect as of the record date for the meeting; and (e) a representation as to whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Luminex’s outstanding shares required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, and as to whether the stockholder intends to appear in person or by proxy at the meeting to propose such nomination.

Our bylaws also provide that certain of the above information also be provided with respect to certain other persons associated with the nominating stockholder. The foregoing is a summary of the requirements for stockholders to nominate persons for election to our Board, which requirements are set out fully in our bylaws, and the foregoing description is qualified by reference to the full text of our bylaws.

Evaluation of Director Candidates

The Nominating and Corporate Governance Committee will consider the candidate’s qualifications, background, skills, diversity and abilities, and whether such characteristics fulfill the needs of the Board at that time, and confer and reach a collective assessment as to the qualifications and suitability of the candidate for Board membership. If the Nominating and Corporate Governance Committee determines that the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with the senior management of the Company and other members of the Board, both to allow the candidate to obtain further information about the Company and to give management and the other directors a basis for input to the Nominating and Corporate Governance Committee regarding the candidate. On the basis of its assessment, and taking into consideration input from other Board members and senior management, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate’s nomination for election to the Board.

Code of Compliance

We have a Code of Compliance that applies to all of the employees, officers and directors of the Company and its subsidiaries. The purpose of our Code of Compliance is to provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Compliance; and accountability for adherence to the Code of Compliance. Our Code of Compliance also includes a formal policy regarding the approval of related party transactions, which is administered by our Audit Committee. This policy is described more fully below under “Certain Relationships and Related Party Transactions.” Each director, officer and employee is required to read and certify that he or she has read, understands and will comply with the Code of Compliance.

Under the Sarbanes-Oxley Act of 2002 and the SEC’s related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Nasdaq rules also require the Company to adopt a “code of conduct” applicable to the Company’s directors, officers and employees that meets the SEC’s definition of “code of ethics.” Our Code of Compliance meets the SEC’s definition of “code of ethics.” The Company’s employees, including our Chief Executive Officer (“CEO”) and senior financial officers, are bound by our Code of Compliance.

A copy of our Code of Compliance can be obtained from the “Investor Relations” section of our website at www.luminexcorp.com. We intend to disclose amendments to, or waivers from, the Code of Compliance (to the extent applicable to our directors, CEO, principal financial officer, principal accounting officer or persons performing similar functions) on our website.

Communications with Members of the Board

Our Board has established procedures for the Company’s stockholders to communicate with members of the Board. Stockholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board or the presiding director, if any, by writing to a director, care of Corporate Secretary, Luminex Corporation, 12212 Technology Boulevard, Austin, Texas 78727. Appropriate communications will be forwarded to such director(s) by the Corporate Secretary. The Corporate Secretary maintains a log of such communications and transmits such communications to identified director addressee(s) as soon as practical, unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by our Corporate Secretary in consultation with counsel, when necessary. The Board or individual directors so addressed are advised of any communication withheld for safety or security reasons as soon as practical. If multiple communications are received on a similar topic, the Corporate Secretary may, in his discretion, forward only representative correspondence.

Communications Regarding Accounting Matters

Communications expressing concerns or complaints relating to accounting matters, internal disclosure controls or controls over financial reporting, or auditing matters are handled in accordance with procedures established by the Audit Committee, including, without limitation, a dedicated hotline and email address. Under those procedures, concerns related to accounting matters, internal disclosure controls or controls over financial reporting, or auditing matters are presented by the Company’s compliance officer (currently the General Counsel; Chief Compliance Officer) to the Audit Committee for consideration and, if appropriate, corrective action.

Board Member Attendance at Annual Meeting of Stockholders

The Company strongly encourages each member of the Board to attend each annual meeting of stockholders. Accordingly, we expect most, if not all, of the Company’s directors to be in attendance at the Meeting. All of our directors in service at such time attended the 2020 annual meeting of stockholders (the “2020 Annual Meeting”).

Meetings and Committees of the Board of Directors

The Board and its committees meet periodically during the year as deemed appropriate. During 2020, the Board met six times. No director attended fewer than 75% of all the 2020 meetings of the Board and its committees (held during the period of that director’s Board and committee service) on which each such director served.

The Board is generally responsible for establishing our broad corporate policies and reviewing and assessing our corporate objectives and strategies, and other major transactions and capital commitments. The Board currently has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Strategy and Development Committee. Each of our committees operates under a charter adopted by our Board. It is the policy of the Board and each committee to periodically review its performance and the effectiveness of its charter and policies, as applicable.

    Audit Committee

The Audit Committee, which met six times in 2020, currently consists of Mr. McNamara, who serves as Chairman, Dr. Ogunro and Mr. Samet. The Board has determined that each member of the Audit Committee meets the independence requirements of the applicable rules of the Nasdaq and the SEC and has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements. The Board has further determined that each of Mr. McNamara and Mr. Samet are considered “audit committee financial experts” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee’s specific responsibilities are set forth in its charter, which the Audit Committee reviews at least annually. The Audit Committee’s primary duties and responsibilities are to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements; oversee the integrity of the Company’s systems of internal controls regarding finance, accounting and legal compliance, including the oversight of the Company’s internal audit function; oversee the qualifications, independence and performance of the Company’s independent registered public accounting firm; pre-approve all audit and permitted non-audit services to be performed by such firm; provide an avenue of free and open communication among the independent registered public accountants, management and the Board; and to review, approve or ratify certain related party transactions. It is the function of the Audit Committee to help ensure the Company’s financial statements accurately reflect the Company’s financial position and results of operations. In addition, the Audit Committee, following its review of the audited financial statements, is charged with recommending the audited financial statements to the Board for inclusion in the Company’s annual reports. Additional information regarding the purpose and functions of the Audit Committee is set forth in the “Report of the Audit Committee” provided below.

    Compensation Committee

The Compensation Committee, which met six times in 2020, currently consists of Mr. Kever, who serves as Chairman, Ms. Lewis, and Dr. Eck. The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, an “outside director” for the purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and an independent director as defined by the applicable rules of the Nasdaq. The Compensation Committee’s function is to establish and apply our compensation policies and philosophies to assure that the executive officers, directors and other officers and key employees are compensated in a manner consistent with the compensation policies and objectives adopted by the Compensation Committee, competitive practice and the requirements of the appropriate regulatory bodies. The Compensation Committee’s specific responsibilities are set forth in its charter, which the audit committee reviews at least annually. The Compensation Committee is responsible for the appointment, compensation, and oversight of the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee as well as the independence evaluation of each such advisor retained by or providing advice to the Compensation Committee. The Compensation Committee also administers our equity incentive plans. Additionally, the Compensation Committee is charged with recommending the “Compensation Discussion and Analysis” to the Board for inclusion in the Company’s proxy statement and incorporation by reference into the Company’s Annual Report on Form 10-K. If appropriate, the Compensation Committee has the authority to form subcommittees and delegate authority to one or more designated members of the Compensation Committee and other certain employees as permitted by applicable law and Nasdaq rules. Additional information regarding the functions performed by the Compensation Committee and the process undertaken by the Compensation Committee in the determination of executive compensation is included under “Executive and Director Compensation-Compensation Discussion and Analysis.”

    Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which met five times in 2020, currently consists of Mr. Samet, who serves as Chairman, Ms. Lewis and Dr. Eck. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by the applicable rules of the Nasdaq. The Nominating and Corporate Governance Committee’s specific responsibilities are set forth in its charter, which the Nominating and Corporate Governance Committee reviews at least annually. The Nominating and Corporate Governance Committee provides assistance to the Board in identifying and recommending individuals qualified to serve as directors of the Company, reviews the composition of the Board, periodically evaluates the performance of the Board and its committees, and reviews and recommends corporate governance policies for the Company. In addition, the Nominating and Corporate Governance Committee recommends our various committee memberships based upon, among other considerations, a director’s available time commitment, background and/or skill set it deems appropriate to adequately perform the responsibilities of the applicable committee.

    Strategy and Development Committee

The Strategy and Development Committee, which met four times in 2020, currently consists of Dr. Eck, who serves as Chairman, Mr. Shamir, and Dr. Ogunro. The Strategy and Development Committee oversees the Company’s technology-related initiatives, including strategic decisions with respect to existing and new platforms and product offerings, research and development, and intellectual property issues.

    Executive Committee

The Executive Committee, which met three times in 2020, currently consists of Mr. Erickson, who serves as Chairman, Dr. Ogunro and Mr. Shamir. The Executive Committee is authorized to act on behalf of the Board as a whole, to the extent delegated to the committee and otherwise permitted by law. The Executive Committee primarily meets to discuss Company performance and strategy.
    Executive Sessions of Non-employee Directors

Generally, an executive session of non-employee directors is held in conjunction with each regularly scheduled Board meeting and other times as deemed appropriate. The executive sessions were generally led by Mr. Loewenbaum in his capacity as Chairman of the Board until his retirement in August 2020. Thereafter, such sessions were led by our Lead Independent Director (LID), Dr. Ogunro. Currently all non-employee directors qualify as independent pursuant to the Nasdaq listing standards. However, if the non-employee directors in the future include one or more directors that do not qualify as independent pursuant to the Nasdaq listing standards, at least two meetings per year would also be held solely by our independent directors (and generally at each of our regularly scheduled Board meetings), led by the LID in the event the Chairman of the Board is deemed not to be independent. In 2020, our non-employee directors held five such meetings.

Board Leadership Structure

Upon the retirement of our former Chairman of the Board, Mr. Loewenbaum in August 2020, we appointed our President and CEO, Mr. Shamir as Chairman. In conjunction therewith we amended our Corporate Governance Guidelines to create the position of LID and elected Dr. Ogunro to serve as our LID. While our Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow, our Board believes that Mr. Shamir had demonstrated a level of competence and leadership that would be valuable in the Chairman role and believed it in the best interest of the Company to add the Chairman role to his responsibilities. Our Board further believes that its governance objectives were best served by creating the position of LID to be able to clearly separate purely independent board functions from the Chairman and CEO. The Board believes this structure serves the best interest of the Company at this stage of its growth.

Our Chairman and our LID are also members of the Executive Committee (although neither is the chairman of that Committee). Both provide guidance and takes an active role in evaluating our executive officers and corporate strategies. Our LID acts as a regular liaison between our Board and our executive management, being available to consult with our executives over business matters and providing our executives the opportunity for immediate consultation and advice on material business decisions. Our LID, as noted above, has been determined by our Board to be an “independent director” in accordance with applicable laws and regulations.

Board Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

We conduct an annual enterprise risk management assessment, which is facilitated by the Company’s management team in collaboration with the Company’s internal audit department. In this process, we assess risk throughout the Company by conducting surveys and interviews of Company employees and directors soliciting information regarding business risks that could significantly adversely affect the Company, including the achievement of its strategic plan. We then identify any controls or initiatives in place to mitigate any material risk and the effectiveness of any such controls or initiatives. Management then prepares a report for the Board regarding the key identified risks and how the Company manages these risks to review and analyze both on an annual and ongoing basis. Management attends Board meetings and is available to address any questions or concerns raised by the Board regarding risk management and any other matters. Additionally, the Board receives periodic updates from management on its cyber security risks and its committees regularly receive presentations from management and key personnel on strategic matters involving our operations.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the independent auditor the Company’s policies with respect to risk assessment and risk management. The Audit Committee and the Nominating and Corporate Governance Committee also focus on the Company’s compliance with applicable laws and regulations, the Company’s Code of Compliance, and related Company policies and procedures. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee in fulfilling its risk oversight responsibility assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with and implementation of new corporate governance principles. The Strategy and Development Committee assists the Board in fulfilling its risk oversight responsibility in reviewing the Company’s risks associated with technology-related initiatives, including strategic decisions with respect to existing and new platforms and product offerings, intellectual property related risks, assessment of competitive threats and opportunities, and potential merger and acquisition targets.

Compensation Committee Interlocks and Insider Participation

During 2020, the Compensation Committee of the Board consisted of Mr. Kever, who served as Chairman, Ms. Lewis, and Dr. Eck. Neither Mr. Kever, Ms. Lewis, or Dr. Eck has ever been an officer or an employee of the Company. No interlocking relationship existed during 2020 between any officer, member of our Board or the Compensation Committee and any officer, member of the board of directors or compensation committee of any other company.

PROPOSAL 1 - ELECTION OF THREE CLASS III DIRECTORS

The number of directors on our Board is currently fixed at eight. Our certificate of incorporation divides our Board into three classes, which serve staggered three-year terms. The terms of the Class I, Class II and Class III directors will expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2022, 2023 and 2021, respectively.

Currently, our Board is composed of three Class I directors (consisting of Nachum “Homi” Shamir, Dijuana K. Lewis and Thomas W. Erickson), three Class II directors (consisting of Stephen Eck, M.D., Ph.D., Ken Samet, and Jim D. Kever) and two Class III directors (consisting of Edward A. Ogunro, Ph.D., and Kevin M. McNamara).

At the Meeting, the stockholders will elect two (2) Class III directors nominated by the Board. Each of the Class III director nominees is to serve a three-year term until the 2024 annual meeting of stockholders and until a successor is elected and qualified or until such director’s earlier resignation or removal. The Board and its Nominating and Corporate Governance Committee, pursuant to and consistent with the nomination procedures described above under “Corporate Governance,” have nominated Edward A. Ogunro, Ph.D., and Kevin M. McNamara to re-election as Class III directors. It is the intention of the persons named in the proxy to vote the proxies for the election of each of the aforementioned nominees. Proxies may not be voted for persons other than, or for more persons than, those named in the proxy. If any nominee should be unwilling or become unavailable to serve as a director for any reason, the persons named as proxies reserve full discretion to vote for such other person or persons as may be properly nominated by the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Certain information about the Class III nominees for the Board, and those directors whose terms do not expire at the Meeting, is furnished below.

Class III Director Nominees

Edward A. Ogunro, Ph.D., age 68. Dr. Ogunro has served as a member of our Board since May 2009 and our LID since August 2020. Dr. Ogunro served as senior vice president, R&D and medical affairs and chief scientific officer at Hospira Inc., a global specialty pharmaceutical and medication delivery company, from April 2004 until December 2007. Prior to Abbott Laboratories’ (“Abbott”), a global, broad-based healthcare company, spin-off of Hospira in 2004, Dr. Ogunro served in a number of leadership positions for over 20 years with Abbott, primarily in Abbott’s Diagnostics Division, and most recently served as corporate vice president, R&D, medical and regulatory affairs in Abbott’s Hospital Products Division. He held numerous other positions with Abbott, including program director for AxSym and divisional vice president for Abbott’s Immunodiagnostics and Chemistry R&D Organization. Dr. Ogunro served on the board of directors of the Myeloproliferative Neoplasms Research Foundation (a not for profit organization). Previously, Dr. Ogunro pursued postdoctoral studies and served as an assistant professor at Northwestern University Medical School in Chicago from 1979 to 1982. Dr. Ogunro holds a B.S. in Physiology and Biochemistry from Reading University and a Ph.D. in Biochemistry from London University.

Dr. Ogunro brings to the Board significant directly relevant technical and operational industry experience in the diagnostics and medical device industry. Dr. Ogunro has substantial experience in managing complex research and development initiatives for large, evolving portfolios of diagnostic and medical device products, and in securing and maintaining regulatory clearance for such products both domestically and internationally. Dr. Ogunro’s technical background and direct experience with project management is of particular relevance to his role on the Strategy and Development Committee and in guiding Luminex in its research and development investments on new products and markets.

Kevin M. McNamara, age 65. Mr. McNamara has served as a member of the Board since May 2003. In addition, he provided financial and strategic consulting services to the Company from October 2001 through December 2002. Mr. McNamara is a director of Signify Health, LLC (formerly known as Censeo Health LLC), a provider of prospective health risk assessments for health plans and healthcare delivery organizations, where he also served as chief executive officer from February 2015 to June of 2018. Mr. McNamara served as executive vice president, chief financial officer and treasurer of HealthSpring, Inc., a managed care company, from April 2005 through May 2009. Mr. McNamara previously served as chief financial officer and a director of HCCA International, Inc., a healthcare management and recruitment company from October 2002 to April 2005. Mr. McNamara currently serves on the board of directors of Tyson. Mr. McNamara is a Certified Public Accountant (inactive) and holds a B.S. in Accounting from Virginia Commonwealth University and a M.B.A. from the University of Richmond.

Mr. McNamara brings to the Board extensive financial expertise, experience managing and growing healthcare industry companies, as well as significant general experience serving on boards and board committees of other public companies. Mr. McNamara’s experience overseeing risk assessment, accounting and financial reporting for public and other healthcare companies provides equally valuable experience in his role as chair of our Audit Committee. Mr. McNamara also has experience overseeing public and private capital markets and mergers and acquisitions transactions.

Class I Directors (term expires 2022)

Nachum “Homi” Shamir, age 67. Mr. Shamir joined the Company on October 14, 2014 as President and Chief Executive Officer and was elected to our Board. Mr. Shamir became Chairman of the Board on August 7, 2020. From 2006 to 2014, Mr. Shamir was the President, Chief Executive Officer and Director of Given Imaging Ltd. (Given), a developer of the PillCam capsule and manufacturer and marketer of diagnostic products for the visualization and detection of disorders of the gastrointestinal tract, which was acquired by Covidien PLC in early 2014. Mr. Shamir currently serves on the board of directors of Strata Skin Sciences, Inc. (Nasdaq: SSKN), a medical technology company which focuses on the dermatology market. Mr. Shamir holds a Bachelor of Science from the Hebrew University of Jerusalem and a Masters of Public Administration from Harvard University.

Mr. Shamir brings to the Board significant experience in managing businesses in the health care, and medical device life science industries. Mr. Shamir has extensive experience in leading the strategic and operational aspects of large and complex, international organizations, with experience in managing manufacturing, research and development, sales and marketing, intellectual property and technology management and international operations. As the Chairman, President and CEO of Luminex, Mr. Shamir is responsible for management’s execution of operational objectives and serves as an integral connection between the Board and Luminex’s management team, enabling alignment between the Board’s strategic expectations and the Company’s current and future strategy and operations.

Thomas W. Erickson, age 70. Mr. Erickson has served as a member of the Board since May 2004. He has been President and Chief Executive Officer of ECG Ventures, Inc., an investment firm, since 1987 and serves as a Senior Advisor to Centerbridge Partners, L.P., a private equity firm. Mr. Erickson served as chairman of the board of Western Dental Services, Inc., a dental practice management company. Previously, he served as an interim Chief Executive Officer of Western Dental Services, Inc., chairman of Inmar, Inc., a reverse logistics and revenue recovery company, chairman and interim president of National Medical Health Card Systems, Inc., a pharmacy benefits manager, chairman of the board of PATHCare, Inc., an operator of long term care facilities, chairman of the board of TransHealthcare, Inc., a health care services company, chairman and interim president and chief executive officer of LifeCare Holdings, Inc., an operator of long-term acute care hospitals, and interim president and chief executive officer and director of Omega Healthcare Investors, Inc., a healthcare focused real estate investment trust. Mr. Erickson was also co-founder, president and chief executive officer of CareSelect Group, Inc., a physician practice management company. Mr. Erickson is also on the board of directors of 3D Systems, and MGA Homecare, Inc., a pediatric home care company. Mr. Erickson holds a Bachelor’s degree from University of Iowa and an M.B.A. from Southern Methodist University.

Mr. Erickson brings to the Board extensive experience managing and growing healthcare industry companies, as well as significant general experience serving in leadership roles on boards and board committees of other public companies. In addition, Mr. Erickson served as our interim president and chief executive officer from September 2002 until our hiring of our former chief executive officer in May 2004. Through his substantial experience in the healthcare industry, including his service at Luminex and organizations providing healthcare services and delivery, Mr. Erickson offers valuable insight on Luminex and its product offerings from the perspective of healthcare providers.

Dijuana K. Lewis, age 62. Ms. Lewis, has served on the Board since September 2019. Ms. Lewis most recently served Aetna, Inc. (“Aetna”), a managed care company, as Executive Vice President, Consumer Products and Enterprise Marketing from October 2013 to April 2016. Prior to that, she served as Senior Vice President, Health and Wellness for Walmart Stores, Inc., a multinational retail chain, from March 2011 to October 2013. Ms. Lewis previously served in a number of executive level positions of increasing responsibility with Anthem/Wellpoint, Inc., a managed care company, from August 1994 to January 2011, including serving as the Executive Vice President and Chief Executive Officer of its Comprehensive Health Solutions division from October 2007 to January 2011. She has served on various non-profit and advisory boards, as well as consulted on healthcare related matters since her retirement from Aetna. Ms. Lewis received a bachelor’s degree in quantitative business analysis from the Kelley School of Business at Indiana University and a master’s degree in business administration from Indiana Wesleyan University.

Ms. Lewis brings to the Board extensive experience managing and growing healthcare industry companies, as well as significant general experience serving in leadership roles on non-profit and advisory boards. Through her substantial experience in the healthcare industry, including on the reimbursement side, Ms. Lewis offers valuable insight on Luminex and its product offerings from the perspective of healthcare providers and payors.

Class II Directors (term expires 2023)

Dr. Stephen L. Eck, M.D., Ph.D., age 66. Dr. Eck has served as a member of the Board since March 2016. Dr. Eck served as the President and Chief Executive Officer of Aravive Biologics, an oncology-focused pharmaceutical company, from April 2017 to March 2018. Dr. Eck was previously Chief Medical Officer of Immatics Biotechnologies, the Vice President, Oncology Medical Sciences of Astellas Pharma Global Development, a global pharmaceutical company, from 2011 to 2017. Prior to joining Astellas Pharma Global Development, Dr. Eck was the Vice President, Translation Medicine & Pharmacogenomics at Eli Lilly & Co., a global pharmaceutical company, from 2007 to 2011. Dr. Eck holds a B.S. in Chemistry from Kalamazoo College, a Ph.D. in Chemistry from Harvard University and an M.D. from the University of Mississippi.

Dr. Eck brings to the Board significant directly relevant technical and operational industry experience in the diagnostics industry. Dr. Eck offers substantial experience in managing complex research and development initiatives for large, evolving portfolios of diagnostic and pharmaceutical products, and in securing and maintaining regulatory clearance for such products both domestically and internationally.

Ken Samet, age 62. Mr. Samet has served as a member of the Board since December 2018. Mr. Samet has served as President and Chief Executive Officer of MedStar Health, Inc., a non-profit healthcare delivery system, since 2008. He previously served as that organization’s Chief Operating Officer from 1998 to 2003 and as President and Chief Operating Officer from 2003 to 2008. From 1990 to 2000, Mr. Samet served as President of MedStar Washington Hospital Center. From the mid-1980s to 1990, he held a variety of leadership positions with the Medlantic Healthcare Group. Mr. Samet served as a director of Catalyst Health Solutions, Inc., from April 2006 to July 2012, and has served as a Director of Cogentix Medical, Inc., from July 2016 to March 2018, and as a Director of Evolent Health, Inc., from September 2015 to June 2020. Mr. Samet received a B.S. in business administration from the Old Dominion University and a Master’s degree in health services administration from the University of Michigan.

Mr. Samet brings to the Board extensive experience managing and growing healthcare industry companies, as well as significant general experience serving in leadership roles on board and board committees of other public companies. He also brings financial expertise, a diverse set of capabilities in leading the operational aspects of a large and complex organization, and experience managing issues representative of those faced by the Company’s customers.

Jim D. Kever, age 68. Mr. Kever has served as a member of the Board since December 1996. He is a founding member of Voyent Partners, L.L.C. (“Voyent”), a private investment company, through which he has been an investor since 2001. Mr. Kever served as co-chief executive officer of the transaction services division of WebMD Corporation, a provider of healthcare transaction, information and technology services, from June 2000 to March 2001. From March 1999 through May 2000, Mr. Kever served as chief executive officer of the transaction services division of Quintiles Transnational Corporation, a contract research company providing a wide range of clinical research services for biotech and pharmaceutical clients. From August 1995 through March 1999, Mr. Kever was the president and co-chief executive officer of Envoy Corporation (“Envoy”), a provider of electronic transaction processing services for the healthcare industry. Mr. Kever serves on the board of directors of 3D Systems (“3D Systems”), a provider of 3-D printing, rapid prototyping and manufacturing solutions, and has served as a director of Tyson Foods, Inc. (“Tyson”), a food processing company, ACI Worldwide, Inc., a payment systems company, and Emdeon Corporation, a provider of revenue and payment cycle solutions. Mr. Kever holds a B.S. in business administration from the University of Arkansas and a J.D. from the Vanderbilt University School of Law.

Mr. Kever brings to the Board extensive experience managing and growing healthcare industry companies. Mr. Kever brings experience in serving on public and private boards. Mr. Kever, through his more recent investment experiences with Voyent, also brings depth of knowledge in managing and growing companies and in capital markets considerations. Mr. Kever also provides continuity to the Board, given his service on the Board since Luminex’s earliest years of operation.

Required Vote; Recommendation of the Board

Election of the Class III directors standing for election will be determined by a majority of the votes cast at the Meeting. A majority of the votes cast means that the number of shares voted “for” a nominee exceeds the number of votes “withheld” from such nominee. Abstentions and broker non-votes are not counted as votes cast with respect to that director and will have no effect on the outcome of the election of directors. For each of the nominees who is an incumbent director (all of the Class III nominees), if a nominee fails to receive “for” votes representing a majority of the votes cast, the director shall promptly tender his resignation to the Board and the Board shall determine the action to be taken with respect to such resignation. The Nominating and Corporate Governance Committee would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind its decision. If the Board determines not to accept the resignation of the incumbent director, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

    The Board recommends that stockholders vote FOR the election of each of its nominees for Class III directors.

PROPOSAL 2 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

    As described in “Executive and Director Compensation-Compensation Discussion and Analysis” beginning on page 31 of this proxy statement, the Compensation Committee’s goal in setting executive compensation is to provide a compensation program that specifies and rewards executive behavior that is aligned with stockholder interests, effective corporate governance and the successful execution of the Company’s business plan and strategies. Additionally, our executive compensation “clawback” provisions allow the Company to recover bonus payments and certain equity awards under certain circumstances, and compliance and ethical behaviors are factors considered in all performance and bonus assessments.

Stockholders are urged to read the Compensation Discussion and Analysis, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which describe the compensation of our named executive officers in fiscal 2020. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation objectives and philosophies and in achieving the Company’s goals and that the compensation of our named executive officers in fiscal 2020 reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended and as a matter of good corporate governance, stockholders will be asked at the Meeting to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs. We currently conduct advisory votes on executive compensation every one year, with the next vote to occur at the 2022 annual meeting.

Required Vote; Recommendation of the Board

The “say-on-pay” advisory vote requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting. Abstentions are included in the number of shares present or represented at the Meeting and entitled to vote, and therefore, abstentions will have the same effect as a vote cast against the “say-on-pay” advisory vote. For purposes of the “say-on-pay” advisory vote, broker non-votes have the effect of reducing the number of affirmative votes required to achieve a majority of the shares present and entitled to vote for Proposal 2 by reducing the total number of shares from which such majority is calculated.

The Board recommends that stockholders vote FOR Proposal 2.

PROPOSAL 3 - APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
LUMINEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN

General

Stockholders are being asked to approve an amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan (“ESPP”) to authorize 416,956 additional shares of common stock for issuance under the ESPP.

If approved by our stockholders at the Meeting, the number of shares issuable under the Employee Stock Purchase Plan will be increased by 416,956 to an aggregate total of 500,000 shares of common stock. As of March 22, 2021, a total of 83,044 shares remained available for future purchases. Based on the fair market value of our common stock of $33.31 as of the closing of NASDAQ Global Select Market on March 22, 2021, we project the ESPP will run out of shares in fiscal year 2021 if the number of authorized shares is not increased. Consequently, believing additional shares are required for future issuances under the ESPP, on March 24, 2021 the Board approved an increase of 416,956 shares under the ESPP, subject to stockholder approval. The requested 416,956 share increase represents less than 1% of our outstanding shares as of March 22, 2021.

The ESPP is a benefit that we make broadly available to our employees and employees of our participating subsidiaries that allow them to purchase shares of the Company’s common stock at a discount. The ESPP helps us attract, motivate and retain highly qualified employees and promotes employee stock ownership, which aligns employees’ interests with those of our stockholders. The Board believes that the ESPP is an important component of our total employee benefit package and that it is in the best interest of the Company and our stockholders that our stockholders approve the proposed increase in the number of authorized shares available for purchase by employees under the ESPP. Without stockholder approval of this proposal, we believe our ability to attract and retain talent would be hampered, and our recruiting, retention and incentive efforts would become more difficult. If our stockholders approve this proposal, as of May 20, 2021 the total number of shares of our common stock available for future purchases under the ESPP will be 500,000.

In considering its recommendation to amend and restate the ESPP to reserve an additional 416,956 shares for issuance, our Board reviewed the number of shares purchased under the ESPP during each of the past three years. In fiscal years 2018, 2019 and 2020, the number of shares purchased was 83,811, 113,442 and 127,147, respectively. Although our Board reviewed the historical number of purchased shares prior to making its recommendation, the actual number of shares purchased under the ESPP in any given year will depend on a number of factors, including the number of participants, contribution rates and our stock price. Based on the number of shares purchased in fiscal year 2020 and the 83,044 shares currently available, we forecast that an additional 416,956 shares would allow us to meet our needs for approximately three years, but the number of shares actually purchased will depend on varying factors, including those listed above. In the event that more shares are required for the ESPP in the future, the prior approval of our stockholders will be required.

If approved by the stockholders, the amendment and restatement of the ESPP will become effective as of May 20, 2021.

Required Vote; Recommendation of the Board

The approval of the amendment and restatement of the ESPP requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 3.

Summary of the ESPP

The following is a summary of the material provisions of the ESPP, as proposed to be amended. The summary is qualified in its entirety by reference to the full text of the ESPP, as proposed to be amended and restated, as set forth in Annex A to this proxy statement.

Eligibility and Participation; Awards Under the Plan. Pursuant to the ESPP, all employees of the Company and certain of its subsidiaries (excluding employees whose customary employment is twenty hours per week or less, employees who own five percent or more of the total combined voting power or value of all classes of stock of the Company (“5% owners”) and employees of certain foreign subsidiaries) on the next commencement date (as defined in the ESPP) following their date of employment may elect to deduct from their compensation an after-tax amount of not less than $20.00 and up to 15% of their base pay on the commencement date each payroll period. The dollar amount deducted is credited to the participant’s contribution account (as defined in the ESPP). On the exercise date (the last trading day of each option period), the amount deducted from each participant’s salary will be used to purchase the maximum number of shares of our common stock at a purchase price (the “exercise price”) equal to 85% of the lesser of the closing market price of the shares of our common stock on the exercise date or the grant date. On an exercise date, all options shall be automatically exercised, except for persons whose employment has terminated or who have withdrawn all contributions. The ESPP permits international employees to participate in the ESPP under terms that are modified to the extent required to comply with local laws. While the ESPP is intended to qualify as an “ESPP” within the meaning of Section 423 of the Internal Revenue Code, these “sub-plans” created for international employees will not qualify under Section 423.

Options granted under the ESPP are subject to the following limitations: (i) the maximum number of shares of common stock that may be purchased by any participant on an exercise date shall be 5,000 shares of our common stock; (ii) no participant shall be permitted to accrue the right to purchase during any calendar year shares of our common stock under the ESPP having a market value greater than $25,000, as determined on the grant date for the option period during which each such share of stock is purchased; (iii) no option may be granted to a participant who immediately after such grant would be a 5% owner; and (iv) no participant may assign, transfer or otherwise alienate any options granted to the participant, except by will or the laws of descent and distribution, and such options must be exercised during the participant’s lifetime only by the participant.

As of March 22, 2021, approximately 1,222 individuals were eligible to participate in the ESPP and approximately 488 individuals were actually participating. Employees whose customary employment is twenty hours per week or less, 5% owners and employees of certain foreign subsidiaries are not eligible to participate in the ESPP.

Number of Shares and Market Price of Shares Available. Prior to the Annual Meeting, a total of 841,744 shares have been authorized by stockholders for issuance under the ESPP. Because approximately 83,044 shares remained available for issuance as of March 22, 2021, if stockholders approve the increase of 416,956 shares, approximately 500,000 shares would remain available for issuance under the ESPP. As of March 22, 2021, the closing price of our common stock on the NASDAQ Global Select Market was $33.31 per share.

Administration. The ESPP is administered by a plan administrator, which is currently the Compensation Committee of the Board of Directors.

Termination of Participation. Upon termination of a participant’s employment during the option period prior to the exercise date for any reason, the employee shall cease being a participant under the ESPP, and the balance of the employee’s contribution account shall be paid to the participant as soon as practical after termination. Any option granted to such a participant shall be null and void from the date of termination.

Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other change in the Company’s structure affecting the Company’s common stock, equitable and proportionate adjustments will be made by the plan administrator, subject to direction by the Board of Directors, in the number of shares reserved for issuance under the ESPP and the calculation of the exercise price.

Amendment. Without the approval of the stockholders of the Company, the ESPP may not be amended to increase the number of shares reserved under the ESPP (except pursuant to certain changes in the capital structure of the Company). Generally, all other amendments, including termination of the ESPP, may be made by the Board of Directors without stockholder approval.

Federal Income Tax Aspects. The following is a brief summary of the Federal income tax aspects of awards made under the ESPP based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Each participant in the ESPP should consult with his or her own tax advisor to determine the particular tax effects of participation in the ESPP and transactions in shares received thereunder.

Except with respect to international awards, it is intended that the ESPP satisfy the requirements of Section 423 of the Internal Revenue Code. Under these provisions, a participant will not recognize income for Federal tax purposes on account of the initial discount when shares are purchased. Instead, income may be recognized when a participant disposes of his or her stock.

If shares of stock are disposed of before a statutory holding period is met, ordinary income is recognized on the sale date in an amount equal to the difference between the price paid for the shares and the market value of the shares on the date such shares were purchased. If shares are disposed of after meeting the holding period requirement, the holder receives ordinary taxable income in the calendar year of disposition equal to the lesser of (i) the original 15% discount on the shares assuming the stock had been purchased on the grant date or (ii) the excess of the fair market value of such shares of common stock on the day of disposition over the price paid for such shares. In either case, (i) if a holder’s disposition is by gift, such holder will have no further income tax consequences and (ii) in the case of a sale of such shares, the difference between the net proceeds on the date of disposition and the holder’s tax basis in such shares (including ordinary income recognized in the disposition) will be taxable as capital gain or loss.

If an employee leaves contributions in the ESPP to purchase common stock after he or she retires, the tax consequences depend on whether the termination date is within three months of the exercise date. If the termination date is not more than three months prior to the exercise date, the tax consequences are as described above. However, if the termination date is more than three months prior to the exercise date, the holder is treated as exercising a non-qualified option and is taxed on the exercise date on the excess of market value of the stock on that date over the price paid.

New Plan Benefits. No purchase rights have been granted with respect to the 416,956 additional shares for which stockholder approval is being sought. Because benefits under the ESPP depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees pursuant to the ESPP. Employees whose customary employment is twenty hours per week or less, 5% owners and employees of certain foreign subsidiaries are not eligible to participate in the ESPP.

Past Purchases under the ESPP. As of March 22, 2021, 758,700 shares of our common stock had been purchased under the ESPP since its inception. The following table shows information regarding the number of shares that have been purchased by the persons and groups identified below.

Identity of Group	Number of Shares Purchased (#)
Nachum Shamir, Chairman, President and Chief Executive Officer	7,032
Harriss T. Currie, Chief Financial Officer, Senior Vice President, Finance and Treasurer	5,340
Richard W. Rew II, Senior Vice President, General Counsel and Corporate Secretary	3,703
Todd C. Bennett, Senior Vice President, Global Sales and Customer Operations	560
Randall J. Myers, Senior Vice President Global Manufacturing and Quality	5,924
All current executive officers as a group	42,396
All non-employee directors as a group	0
All other employees (including all officers who are not current executive officers) as a group	716,304
Total	758,700

PROPOSAL 4 - APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
LUMINEX CORPORATION 2018 EQUITY INCENTIVE PLAN

Stockholders are being asked to approve the amendment and restatement of the Luminex Corporation 2018 Equity Incentive Plan (the “2018 Plan”) to (a) authorize 3,500,000 additional shares of common stock for issuance under the 2018 Plan, (b) establish a limit on the sum of the aggregate grant date fair value of equity awards and cash compensation for services as a director that may be provided to any non-employee director in any 12-month period and (c) extend the term of the 2018 Plan during which any awards may be granted until the tenth anniversary of the date of the Annual Meeting. If the amendment and restatement is not approved by stockholders at the 2021 Annual Meeting, no new shares will be added and awards will continue to be granted under the 2018 Equity Incentive Plan as approved by stockholders at the 2018 Annual Meeting.

Material Changes to the 2018 Plan. The following summary highlights the proposed material changes to the 2018 Plan:
•Increase the number of shares available for issuance by 3,500,000 shares;
•Limit to $700,000 the sum of the aggregate grant date fair value of all equity awards and cash compensation for services as a director that may be provided to any non-employee director in any 12-month period, reflecting an amendment to a provision of the 2018 Plan that applies a limit of $400,000 to the grant of equity awards alone in any 12-month period;

•Extend the period during which new awards may be granted under the 2018 to the tenth anniversary of the date of the Annual Meeting;

Nasdaq rules require us to obtain stockholder approval of equity compensation plans, such as the 2018 Plan. The primary purpose of the Equity Incentive Plan is to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders. Increasing the number of shares available for issuance under the 2018 Plan will enable the Company to continue to attract, retain and motivate key officers, employees and directors. As of March 22, 2021:

•827,854 shares remained available for grant of future awards under the 2018 Plan;

•awards were outstanding representing 224,837 shares that are “full-value” awards (i.e., restricted stock, restricted stock units or other full-value awards as contemplated by the 2018 Plan);

•options to purchase 1,873,614 shares were outstanding;

•the weighted-average exercise price for outstanding options was $23.40;

•the weighted-average remaining term for outstanding options was 5.74 years; and

•47,304,319 shares of our common stock were outstanding and the closing price of a share of our common stock on the Nasdaq Stock Market was $33.31.

Background for Request to Stockholders to Approve Amendments to 2018 Plan. In determining to adopt amendments to the 2018 Plan and recommend their approval by our stockholders, the Board and the Compensation Committee considered various factors, including the following:

•As of March 22, 2021, approximately 827,854 shares remain available for grant under the 2018 Plan. Based on historical usage, current share price of our common stock and expected practices, and noting that future circumstances may require the Company to make changes to its expected practices, the Company estimates that the existing shares available for grant under the 2018 Plan would be sufficient to make equity grants for approximately one year or less.

•If the amendments to the 2018 Plan are approved, the Company would have an additional 3,500,000 shares authorized for issuance of future awards under the 2018 Plan.

•The additional shares to be authorized for grant under the 2018 Plan would be dilutive to stockholders by 7% based on the outstanding shares as of March 22, 2021.

•Based on historical usage and current share price of our common stock, the Company estimates that the additional 3,500,000 shares to be authorized for grant under the 2018 Plan, if approved by the Company’s stockholders, should be sufficient for the Company to make equity grants for approximately the next three years, assuming the Company continues to grant awards consistent with its historical usage and expected practices, and noting that future circumstances may require the Company to make changes to our expected practices.

Important Provisions. The 2018 Plan contains a number of provisions that the Company believes are consistent with the interests of the Company’s stockholders and sound corporate governance practices, including:

•Shares Available Under the Plan. Stockholder approval will be required before any additional shares can be authorized for issuance under the 2018 Plan.

•No Repricing of Stock Options or Stock Appreciation Rights. The 2018 Plan prohibits the repricing of stock options or stock appreciation rights without stockholder approval. This restriction applies to both direct repricing (lowering the exercise price of a stock option) and indirect repricing (canceling an outstanding stock option in exchange for cash or another award) other than in connection with a change in control or a substitute award.

•Seven Year Stock Option and Stock Appreciation Right Term. Stock options and stock appreciation rights are generally not exercisable after the expiration of seven (7) years following the date of grant.

•No Liberal Share Counting. The 2018 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or to satisfy tax withholding requirements with respect to options or stock appreciation rights.

•No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights (other than substitute awards) must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•Minimum Vesting Periods. Equity awards (other than substitute awards) to employees are generally required to have a vesting period of not less than one year from the date of grant, subject to certain exceptions.

•Limit on Awards to Non-Employee Directors. The 2018 Plan imposes a limit of $700,000 on the maximum grant date fair value of equity awards and cash compensation for services as a director that may be granted to any non-employee director during any 12-month period.

•Definition of Change in Control. The 2018 Plan defines “change in control” in a manner such that a change in control would not be deemed to occur until the actual consummation of the event that results in the change in control, and similarly provides that no award agreement shall define a change in control to have occurred prior to such event.

•Independent Committees. The 2018 Plan will be administered by the Compensation Committee, except for non-employee director awards, which will be administered by the Board. Each of the members of the Compensation Committee qualifies as “independent” under the listing standards of Nasdaq.

•Clawback Policy. Awards will be subject to mandatory repayment by the participant (i) to the extent set forth in any award agreement or (ii) to the extent the participant becomes subject to (a) any Company-adopted “clawback” policy to comply with applicable laws or (b) applicable laws which impose mandatory recoupment.

Summary of the 2018 Plan

The following is a brief summary of the principal features of the 2018 Plan, which is qualified in its entirety by reference to the 2018 Plan itself, a copy of which is attached hereto as Annex B and incorporated herein by reference.

Shares Available for Awards Under the Plan. Under the 2018 Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the 2018 Plan, the cumulative maximum number of shares of our common stock with respect to which awards may be granted under the 2018 Plan is 8,650,840 (assuming approval of this Proposal on the date of the Meeting). Except as adjusted in accordance with the terms of the 2018 Plan, no more than 1,000,000 shares of our common stock authorized under the 2018 Plan may be awarded as incentive stock options.

Each share issued pursuant to an option shall reduce the share reserve by one share. Each share subject to a redeemed portion of a stock appreciation right (“SAR”) shall reduce the share reserve by one share. Each share subject to a restricted stock award or a restricted stock unit award shall reduce the share reserve by 1.67 shares. If any award granted under the 2018 Plan or the Company’s Amended and Restated 2006 Equity Incentive Plan (which along with the Company's Second Amended and Restated 2006 Plan and the Company's Third Amended and Restated 2006 Plan is referred to as the “2006 Plan”) expires, terminates, is settled in cash (in whole or in part) or is otherwise forfeited or canceled for any reason before it has vested, settled or been exercised in full, the shares subject to such award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the 2018 Plan and the share reserve will be increased. Any shares that again become available for grant shall be added back as (i) one share if such shares were subject to options or SARs granted under the 2018 Plan or under the 2006 Plan, and (ii) 1.67 shares if such shares were subject to restricted stock or restricted stock unit awards granted under the 2018 Plan or under the 2006 Plan. Notwithstanding the foregoing, if an option, restricted share or SAR is exercised, in whole or in part, by tender of shares or if the Company’s tax withholding obligation is satisfied by withholding shares, the number of shares deemed to have been issued under the 2018 Plan shall be the number of shares that were subject to the option, restricted share or SAR or portion thereof, and not the net number of shares actually issued, and any SARs to be settled in shares shall be counted in full against the number of shares available for issuance under the 2018 Plan, regardless of the number of shares issued upon the settlement of the SAR.

Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the 2018 Plan.

In addition, the 2018 Plan imposes individual limitations on the amount of certain awards in order to facilitate compliance with Sections 422 and 409A of the Code.

With certain limitations and exceptions, awards made under the 2018 Plan will be equitably and proportionately adjusted by the Compensation Committee of the Board of Directors (the “Committee”), as deemed appropriate by the Committee, to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2018 Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility and Administration. Current and prospective officers, employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the 2018 Plan. As of March 22, 2021, approximately 1,430 individuals were eligible to participate in the 2018 Plan. However, the Company has not at the present time determined who will receive the shares of common stock that will be authorized for issuance under the 2018 Plan or how such shares will be allocated and the number of individuals actually receiving equity will be significantly less than the number of individuals eligible under the 2018 Plan. The Committee will administer the 2018 Plan, except with respect to awards to non-employee directors, for which the 2018 Plan will be administered by the Board of Directors. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and will be an independent director as defined by the listing standards of the Nasdaq. Subject to the terms of the 2018 Plan, the Committee is authorized to select participants, determine eligibility for participation and decide all questions concerning eligibility for and the amount of awards under the 2018 Plan, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2018 Plan, and make all other determinations which may be necessary or desirable for the administration of the 2018 Plan.

In addition, the 2018 Plan authorizes the Committee to grant awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company, grant Substitute Awards on such terms and conditions as the Committee may prescribe, and, subject to compliance with the incentive stock option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, make all determinations under the 2018 Plan concerning any participant’s separation from service with the Company, including whether such separation occurs by reason of cause, good reason, disability, retirement, or in connection with a change in control and whether a leave constitutes a separation from service.

Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee is also authorized to grant SARs, either with or without a related option. The grant of an option or SAR occurs when the Committee by resolution, written consent, or other appropriate action determines to grant such option or SAR for a particular number of shares of our common stock to a particular participant at a particular option price or grant price, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee may specify the terms of such grants subject to the terms of the 2018 Plan. The exercise price per share subject to an option and the grant price of a SAR is determined by the Committee at the time granted, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. In the case of Substitute Awards or awards granted in connection with an adjustment in the form of options or SARs, such grants shall have an option price (or grant price) per share that is intended to maintain the economic value of the award that was replaced or adjusted as determined by the Committee. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following separation from service generally are fixed by the Committee, except that no option or SAR may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value on the date of the grant.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised. An award agreement may provide that the period of time over which an option, other than an incentive stock option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such award, the participant’s exercise of such award would violate applicable securities law. However, during the extended exercise period the option or SAR may be exercised only to the extent such award was exercisable in accordance with its terms immediately prior to such scheduled expiration date and such extended exercise period shall end not later than 30 days after the exercise of such option or SAR first would no longer violate such laws.

Payment of the option price shall be made in (i) cash or cash equivalents or, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered shares previously acquired by the participant, valued at the fair market value of such shares on the date of exercise (or the next trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding shares (net-exercise) otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price. Until the participant has been issued the shares subject to such exercise, he or she possesses no rights as a stockholder with respect to such shares. The Company reserves the right to establish, decline to approve or terminate any program or procedures for the exercise of options by means of a method set forth in subsection (iv) above, including with respect to one or more participants specified by the Company notwithstanding that such program or procedures may be available to other participants.

Except as otherwise provided by the Committee at or after grant, an option or SAR ceases to become exercisable upon a separation from service of the holder thereof. Subject to the satisfaction of the required minimum vesting period, the Committee may determine in its discretion that an option or SAR may be exercised following any such separation from service, whether or not exercisable at the time of such separation. However, in no event may an option or SAR be exercised after the original stated expiration date of such award specified in the applicable award agreement, except as otherwise provided in the 2018 Plan.

Except for Substitute Awards, or the death or disability of the participant, or in the event of a change in control, options and SARs shall have a vesting period of not less than one (1) year from the date of grant, or in the case of an award to a non-employee director, the greater of (a) the approximately one year period beginning with the Company’s annual meeting of stockholders and ending immediately prior to the next succeeding annual meeting of the Company’s stockholders or (b) fifty (50) weeks from the date of grant; provided, that the Committee has the discretion to waive this requirement with respect to an award at grant, so long as the total number of shares that are issued pursuant to awards having an originally stated vesting period of less than one year from the date of grant shall not exceed 5% of the share reserve.

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Shares of restricted stock are shares of the Company’s common stock subject to transfer restrictions as well as forfeiture upon certain separations from service prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted stock generally has most of the rights of a stockholder of the Company with respect to the restricted stock, including the right to receive dividends and the right to vote such shares. None of the shares of restricted stock may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted stock unit has a value equal to the fair market value of a share of our common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted stock units. The applicable award agreement will specify whether a participant will be credited with dividend equivalents on any vested restricted stock units at the time of any payment of dividends to stockholders on shares of our common stock. Except as determined otherwise by the Committee, restricted stock units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment (or other service-providing capacity) of the Company for the restricted period and any other restrictive conditions relating to the restricted stock units are met. Restricted stock units are subject to similar transfer restrictions as shares of restricted stock, except that no shares are actually awarded to a participant who is granted restricted stock units on the date of grant, and such participant shall have no rights of a stockholder with respect to such restricted stock units until the restrictions set forth in the applicable award agreement have lapsed.

Except for Substitute Awards, or the death or disability of the participant, or in the event of a change in control, restricted stock awards and restricted stock unit awards shall have a vesting period of not less than one (1) year from the date of grant, or in the case of an award to a non-employee director, the greater of (a) the approximately one year period beginning with the Company’s annual meeting of stockholders and ending immediately prior to the next succeeding annual meeting of the Company’s stockholders or (b) fifty (50) weeks from the date of grant; provided, that the Committee has the discretion to waive this requirement with respect to an award at grant, so long as the total number of shares that are issued pursuant to awards having an originally stated vesting period of less than one year from the date of grant shall not exceed 5% of the share reserve.

Performance Awards. A performance award consists of a right that is denominated in cash or shares of the Company’s common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution or as the Committee may otherwise determine.

Performance awards are subject to certain specific terms and conditions under the 2018 Plan. Performance goals for participants will be based upon one or more of the following performance measures selected by the Committee: (a) earnings before interest, taxes, depreciation, amortization and/or stock compensation; (b) operating (or gross) income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) financial ratios; (i) cash flow(s); (j) total sales or revenues or sales or revenues per employee; (k) production (separate work units or SWUs); (l) stock price or total stockholder return; (m) dividends; (n) debt or cost reduction, controls or objectives; (o) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions, joint ventures or collaborations or divestitures; (p) sales by market, market segment or product type or group; (q) gross profit margin (dollars or percent of sales) by business unit, product groups or areas of the world; or (r) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the 2018 Plan to exclude any of the following events that occur during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action, and (vii) any other event that the Committee determines is not directly related to the operations of the Company or not within the reasonable control of the Company’s management. Notwithstanding the foregoing, the Committee may in its discretion waive any performance goals and/or other terms and conditions relating to a performance award; provided, the minimum vesting period requirements (inclusion of applicable performance periods) of the 2018 Plan shall apply to such awards.

For purposes of the share counting provisions of the 2018 Plan, a performance award that is not settled in cash shall be treated as (i) an option award if the amounts payable thereunder will be determined by reference to the appreciation of a share, and (ii) a restricted stock award if the amounts payable thereunder will be determined by reference to the full value of a share.

Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the 2018 Plan; provided, however, that the minimum vesting period requirements of the 2018 Plan applicable to restricted stock and restricted stock units shall apply to such awards. For purposes of the share counting provisions of the 2018 Plan, any other stock-based award that is not settled in cash shall be treated as (i) an option award if the amounts payable thereunder will be determined by reference to the appreciation of a share, and (ii) a restricted stock award if the amounts payable thereunder will be determined by reference to the full value of a share.

Non-Employee Director Awards. The Board of Directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board of Directors be payable in non-qualified stock options, restricted stock, restricted stock units and/or other stock-based awards, including unrestricted stock, either automatically or at the option of the non-employee director. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors. Non-employee directors are also eligible to receive other awards pursuant to the terms of the 2018 Plan, including options and SARs, restricted stock and restricted stock units, and other stock-based awards upon such terms as the Committee may determine. With respect to awards made to members of the Committee, the 2018 Plan will be administered by the Board of Directors. The maximum number of shares subject to awards granted during any twelve month period to any non-employee director shall not exceed $400,000 in total value. The aggregate fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all awards granted to any non-employee director during any 12-month period, taken together with any cash compensation paid to such non-employee director during such 12-month period, shall not exceed $700,000. The Board of Directors may not, without the approval of the Company’s stockholders, increase this non-employee director limit.

Separation from Service. The Committee will determine the terms and conditions that apply to any award upon a participant's separation from service with the Company, its subsidiaries and affiliates, and may provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control. Unless otherwise provided by the Committee, or in an award agreement or by a contractual agreement between the Company and a participant, if, within six months following a Change in Control (as defined in the 2018 Plan), a participant separates from service with the Company (or its successor) by reason of (a) death; (b) disability; (c) normal retirement or early retirement; (d) for Good Reason (as defined in the 2018 Plan) by the participant; or (e) involuntary termination by the Company for any reason other than for Cause (as defined in the 2018 Plan), all outstanding awards of such participant shall vest, become immediately exercisable and payable and have all restrictions lifted.

Additionally, in the event of a Change in Control, subject to certain conditions provided for in the 2018 Plan: (i) the Committee may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon such conditions (if any), including termination of the participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine, (ii) the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any participant, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable (in the event of such an assumption, continuation or substitution, the Acquiror must grant the rights set forth in the paragraph above to the participants in respect of such assumed, continued or substituted awards), (iii) the Committee may, in its discretion and without the consent of any participant, determine that, upon the occurrence of a Change in Control, each or any award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) subject to such canceled award in (a) cash, (b) stock of the Company or of a corporation or other business entity party to the Change in Control, or (c) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an award is greater than the per share consideration in connection with the Change in Control); and (iv) the Committee may, in its discretion, provide that in the event of a Change in Control, (a) any outstanding performance awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (b) all then-in-progress performance periods for performance awards that are outstanding shall end and either any or all participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question or, at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such performance award, if at all, and (c) the Company shall cause to be paid to each participant such partial or full performance awards, in cash, shares or other property as determined by the Committee, within thirty days of such Change in Control, based on the Change in Control consideration, which amount may be $0 if applicable.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the 2018 Plan or any portion of the 2018 Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to (i) lower the option price of any option after it is granted, (ii) reduce the grant price of any SAR after it is granted, (iii) cancel any option when the option price exceeds the fair market value of the underlying shares in exchange for cash or another award (other than in connection with a Change in Control or a Substitute Award), (iv) cancel any SAR when the grant price exceeds the fair market value of the underlying shares in exchange for cash or another award (other than in connection with a Change in Control or a Substitute Award), or (v) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the Nasdaq, in each case without the approval of the Company’s stockholders. The Committee also may not materially and adversely affect the rights of any award holder without the participant’s consent.

Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the 2018 Plan, to satisfy withholding and other tax obligations. Except as permitted by the applicable award agreement, awards granted under the 2018 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.

Awards to Non-U.S. Participants. The Committee is authorized to determine which service providers outside the United States shall be eligible to participate in the 2018 Plan. The Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the United States on such terms and conditions different from those specified in the 2018 Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the 2018 Plan. The Committee is authorized to adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the 2018 Plan to accommodate the specific requirements of local laws, procedures, and practices.

Company Clawback Policy. Any award granted pursuant to the 2018 Plan will be subject to mandatory repayment by the participant to the Company (i) to the extent set forth in any award agreement or (ii) to the extent that such participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company to comply with the requirements of any applicable laws or (b) applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

Effective Date. No new awards may be granted under the 2018 Plan after the tenth anniversary of May 20, 2021.

Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the 2018 Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a SAR, a restricted stock award or a restricted stock unit award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise. Similarly, the exercise of a SAR will result in ordinary income on the value of the SAR to the individual at the time of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Upon an award of restricted stock, the participant will recognize ordinary income on the fair market value of the common stock at the time such restricted stock award vests unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the vesting of a restricted stock award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the restricted stock becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under restricted stock units or performance awards are taxable as ordinary income at the time the shares or payments due thereunder are paid or otherwise made available to, and are transferable by, the participant.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its chief executive officer and certain other highly compensated executives. The Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code, however, if such limitation is not in the best interests of the Company and its stockholders.

Although the Company intends to administer the 2018 Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the 2018 Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest, or penalties such that participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the 2018 Plan.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2018 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2018 Plan are urged to consult a tax advisor as to the tax consequences of participation.

The 2018 Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Future Plan Benefits

All awards to employees, officer, directors and consultants under the 2018 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2018 Plan in the future are not determinable at this time.

Past Grants of Option under the 2018 Plan

The aggregate number of shares of common stock subject to options granted to certain persons under the 2018 Plan since its inception is set forth in the table below. Since its inception, no option has been granted under the 2018 Plan to any nominee for election as a director, or any associate of any director, nominee, or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the 2018 Plan.

Identity of Group	Amount of Options
Nachum Shamir, Chairman, President and Chief Executive Officer	778,206
Harriss T. Currie, Chief Financial Officer, Senior Vice President, Finance and Treasurer	111,853
Richard W. Rew II, Senior Vice President, General Counsel and Corporate Secretary	86,457
Todd C. Bennett, Senior Vice President, Global Sales and Customer Operations	94,563
Randall J. Myers, Senior Vice President Global Manufacturing and Quality	94,563
All current executive officers, as a group	1,387,187
All current directors who are not executive officers, as a group	—
All employees, including all current officers who are not executive officers, as a group	544,064

Required Vote; Recommendation of the Board

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting, provided a quorum is present.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 4.

PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company and to perform other accounting services, if appropriate, for the year ending December 31, 2021. Such appointment will be presented to the stockholders for ratification at the Meeting. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to questions from stockholders and will be given the opportunity to make a statement if so desired.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees paid to Ernst & Young LLP for services provided during the years ended December 31, 2020 and 2019 are presented below.

Audit Fees. The aggregate audit fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, for the audit of management’s report on the effectiveness of our internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002 and other services that are normally provided by the independent auditor in connection with statutory and regulatory filings totaled $815,250 for 2020 and $722,850 for 2019.

Audit-Related Fees. The aggregate fees billed to us by Ernst & Young LLP for assurance and related services with regard to the performance of the audit or review of the Company’s consolidated financial statements, and for the review of the Company’s internal controls over financial reporting, not described above under “Audit Fees,” totaled $0 for 2020 and 2019.

Tax Fees. The aggregate tax fees billed to us by Ernst & Young LLP for professional services rendered for tax reform analysis, tax compliance, tax advice and tax planning totaled $0 for 2020 and 2019.

All Other Fees. There were no fees billed by Ernst & Young LLP for products or services other than those described above for 2020 and 2019.

The Restated Audit Committee Charter, among other things, requires the Audit Committee to pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee has adopted a pre-approval policy in order to ensure that the performance of audit and non-audit services by the independent auditor does not impair the auditor’s independence. The policy provides for the general pre-approval of specific types of services, gives guidance to management as to the specific type of services that are eligible for pre-approval and provides cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. Requests or applications to provide services that require separate approval by the Audit Committee are submitted by the Company’s chief financial officer to the Audit Committee and must include a statement as to whether, in the chief financial officer’s view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to one or more of its members who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All audit related services, tax services and other services provided in 2020 and 2019 were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of the firm’s independence in the conduct of its auditing functions.

Required Vote; Recommendation of the Board

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions are included in the number of shares present or represented at the Meeting and entitled to vote, and therefore, abstentions will have the same effect as a vote cast against Proposal 5. Because brokers have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, we do not expect any broker non-votes in connection with this proposal.

The Board recommends that stockholders vote FOR Proposal 5.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

To the Stockholders of Luminex Corporation:

The Board maintains an Audit Committee comprised of three independent directors. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the SEC and the Nasdaq that govern audit committee composition, including the requirement that audit committee members meet the heightened independence requirements as contemplated by the applicable rules of the Nasdaq. The Audit Committee operates under a written charter, which was adopted by the Board (as amended to date, the “Restated Audit Committee Charter”). A copy of the Restated Audit Committee Charter may be viewed on the “Investor Relations” section of our website at www.luminexcorp.com.

Pursuant to the Restated Audit Committee Charter, the Audit Committee oversees the financial reporting process on behalf of the entire Board. The Audit Committee is responsible for the appointment, compensation and oversight of the work of Luminex’s independent registered public accountants. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Our independent registered public accountants are responsible for performing an independent audit of Luminex’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles and auditing the effectiveness of Luminex’s internal control over financial reporting and issuing a report thereon. In fulfilling its oversight responsibilities, the Audit Committee reviews and discusses with management and the independent registered public accountants the audited and interim financial statements included in our reports filed with the SEC in advance of the filings of such reports.

The Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accountants. Furthermore, the Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB, regarding the independent registered public accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants’ independence.

The Audit Committee discussed with the independent registered public accountants the overall scope and plans for their audit. The Audit Committee met with the independent registered public accountants, with and without management present, to discuss the results of their examination, their evaluation of Luminex’s internal controls requirements under Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of Luminex’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Kevin M. McNamara (Chairman)
Edward A. Ogunro, Ph.D.
                        Ken Samet

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis is presented in the following order:

Overview of Strategic Business Decisions Impacting Executive Compensation
Key Compensation Actions and Decisions for 2020
Our Approach to Executive Compensation and Our Decision Making Process
Peer Group and Additional Data
Role of the Compensation Committee and its Independence
Role of Management
Role of the Independent Consultant
2020 Executive Compensation Review
Compensation Mix
Base Salary
Annual Cash-Based Incentive Compensation
Long-Term Equity-Based Incentives
Additional Disclosures
Risk Considerations Related To Executive Compensation
2021 - A Preview
Overview of Strategic Business Decisions Impacting Executive Compensation

To drive our ongoing objectives, we are: (i) focusing on the demands of our key markets, (ii) developing and delivering market leading molecular diagnostic platforms and assays, including those that are responsive to the global COVID-19 pandemic, (iii) developing next generation instruments in molecular diagnostic, LTG and flow-cytometry, (iv) actively pursuing market opportunities that could accelerate our business strategies, and (v) continuing to develop our LTG business focusing in select key markets. In 2020, the Company followed the strategy described above and focused on developing our next generation products, while pivoting quickly to create assays to respond to the global COVID-19 pandemic and quickly ramp up capacity to produce such assays as well as the instruments to read them. This was done while achieving the majority of our other major product development, regulatory, and financial milestones for the year. The Company had three product development goals for 2020, which were included as elements of our cash based incentive compensation program. The product development goals were to (i) build and release at least one pre-production unit of our next generation xMAP system for evaluation by a partner by June 30, 2020; (ii) build a prototype of the next gen ImageStream product by December 31, 2020, and (iii) meet certain milestones related to the Verigene II product development, including (a) submission of an RSP Flex assay to the FDA by February 28, 2020, (b) introduction of the RSP Flex RUO to the market by May 8, 2020, (c) begin verification of the Verigene II BC-GN Assay and BC-GP assay by August 31, 2020 and (d) introduce Verigene II GI flex assay v2 to the market by August 31, 2020. The first two of these product development goals were accomplished timely in 2020, as were parts (a) and (b) of the third product development goal. Part (c) was moved to a lower priority due to the demands of our COVID-19 product development and was achieved late and part (d) of the third product development goal was submitted to the FDA timely but was not moved forward because of other demands, hence 50% of this product goal was not achieved in 2020. Over the past several years, the Company has transitioned its focus from being a technology-based tools company to competing as a market-based diagnostic and flow-cytometry company and as a market leader in the molecular diagnostic market. Our business with customers in our Licensed Technology Group (“LTG”) remains an integral element of our strategy with market leading alliances that have established and validated the effectiveness of our technologies across the life science marketplace.

In 2020, the Company followed the strategy described above, reacted to the demands for COVID-19 testing and focused on developing our next generation products, while generally achieving our major product development and regulatory milestones, and overachieving our financial milestones for the year.

During 2020, the Company continued to advance its transition toward leadership in the molecular diagnostic market by growing sales in our MDx sample to answer portfolio by 49% over the prior year. Quickly after learning of the COVID-19 outbreak, the Company shifted certain R&D resources away from other products, including certain R&D goals that were not achieved as described above, toward the creation of assays that could detect the COVID-19 virus. Upon development and EUA approval of these assays, the Company quickly moved resources to ramp-up production of these assays as well as the instruments that read such assays.

In 2021, we intend to continue to focus on building sustainable stockholder value by (i) continuing to develop new molecular diagnostic assays, utilizing our proprietary MultiCode®, xMAP and VERIGENE technologies for use on our expanded installed base of automated and non-automated systems and to further grow sales of such assays, including those addressing the ongoing COVID-19 pandemic and other respiratory diseases; (ii) expanding our partnership revenues in a sustainable manner through the introduction of an innovative new xMAP system and continued fulfillment of our partners needs in their respective fields of use; and (iii) continuing innovation of our proprietary image based flow cytometry technology. We are focused on the growth of our molecular sample-to-answer business through on-time delivery of our development and launch milestones and further expansion of our customer base and completing the development of the INTELLIFLEX system to provide additional capabilities to our partners’ customers while offering an opportunity to stimulate an upgrade cycle. We anticipate growth will accelerate over time with the expansion of available products, particularly those that test for multiple respiratory diseases, including the virus that causes COVID-19, FDA and other clearances for additional systems and assays, and the introduction of new technology. Given the complexities of these goals and the need to continue to be able to adjust priorities to respond to the changing nature of the COVID-19 pandemic we are simplifying our short term bonus incentive goals for 2021 to focus on overall financial achievement rather than on specific product development or regulatory goals.

Key Compensation Actions and Decisions for 2020

In 2020 we continued to focus on our commitment to “pay for performance”, provide compensation transparency, and pursue competitive pay practices in our industry, by implementing the following key compensation actions:

•We made market based merit increases ranging from 5.0% to 6.1%, to our named executive officers’ base salaries, staying true to our intended market position against our peer group.

•We continued utilization of a financial matrix goal for our annual cash-based incentive compensation plan, based on revenue and operating profit for all plan participants (which goal accounted for 50% of the 2020 plan). We established key research and development, departmental and other key project goals for our annual cash-based incentive compensation plan with aggressive timelines to incent timely completion of new products, which accounted for 50% of the CEO’s goals and 40-50% of the other named executive officer’s goals for 2020, Select named executive officers also had leadership goals that accounted for 0-10% of those officers’ goals. We paid the CEO and other named executive officers 145% of their cash bonus targets pursuant to our annual cash-based incentive compensation plan. This was the result of the Company’s financial and operational performance during the year, including maximum over- achievement of the cash incentive plan financial goals for revenue and operating profit, and the achievement of some, but not all, of the project goals due to the change of focus away from some of such goals in order to focus on development of assays to address the COVID-19 pandemic.

•We continued to review the appropriate long-term incentive opportunities for our executive officers in order to best align stockholder and management interests. While considering all strategies, we granted a mix of performance-based stock options (“Performance Options”) and restricted stock (“Restricted Stock”) to our named executive officers in 2020. The Compensation Committee (the “Committee”) granted 50% of the grant date fair value of the 2020 equity compensation award for each named executive officer other than the CEO in the form of Restricted Stock vesting ratably over four years with the remaining 50% in the form of Performance Options that vest ratably over four years upon achievement of certain financial targets consistent with the financial goals in the annual cash-based incentive plan. In the case of the CEO, 100% of his equity compensation award for 2020 was granted in the form of Performance Options that vest ratably over four years upon achievement of certain financial targets consistent with the financial goals in the annual cash-based incentive plan. Based on the Company’s financial achievement in 2020, the Performance Options granted in 2020 that remained eligible to vest as of December 31, 2020 were 200% of target, whereas in 2019 the Performance Options were only vested at the 83% level. The Committee believes that both Restricted Stock and the Performance Options align executive management directly with stockholders’ interest in value creation. The Committee also considered management retention and decided that maintaining 50% allocation of the grant date fair value of each named executive officer’s equity compensation award (except for our CEO) in the form of Restricted Stock would best accomplish this purpose in 2020. As the employment market continues to expand, including near our Austin, Texas headquarters, and with retirements increasing across the biotech sector, retention of our executive team is a key focus for the Company and will continue to be a key driver in determining the potential expanded use of Restricted Stock. Overall for 2020, this mix of Performance Options and Restricted Stock was selected as the best approach to align executive management’s interest with the financial interests of our stockholders, while providing Restricted Stock to build each executive’s ownership in the Company and encourage retention through meaningful vesting periods. As noted above, both the Performance Options and the Restricted Stock awards vest ratably over four years. The Company continuously evaluates the use and balance of both Restricted Stock and Performance Options as long-term incentives for our executives.

Our Approach to Executive Compensation and Our Decision Making Process

Our approach to compensation is fundamentally defined by our efforts to successfully recruit, retain and motivate our executives toward building a first-class molecular diagnostic and life science company focused on value creation.

We strive to design both our short-term and long-term compensation programs to identify and reward specific executive behavior. We believe doing so ensures the executive’s actions are aligned with the successful execution of the Company’s business plan and strategies to drive stockholder value creation. The Committee has established the following primary objectives in designing and reviewing compensation for our CEO and our other named executive officers:

•Offer competitive and effective total compensation opportunities for executives that enable the Company to attract, reward and retain skilled executives in a competitive recruiting environment;

•Provide a substantial portion of executive compensation through performance-contingent compensation, where annual incentives are based on achieving new product innovations and certain designated and pre-approved quantitative and qualitative measures of Company and individual performance;

•Encourage and share superior and sustained corporate performance based on performance measures that create value for stockholders, reward corporate growth and encourage measured and appropriate risk-taking in support of our corporate objectives; and

•Align the long-term financial interests of our executives with those interests of our stockholders by focusing incentives on long-term equity and performance-based equity awards associated with revenue growth, operating performance and stock price appreciation.

Our core compensation philosophies include the following:

•Each element of compensation supports our compensation objectives and, when viewed collectively, works to appropriately support all of these objectives. The Committee believes that each element of our compensation program should be designed to simultaneously fulfill one or more of our “compensation objectives” described above, and that each element should work as a whole to appropriately support all of these objectives.

•Our compensation programs create a management culture that is performance-driven and has a vested interest in increasing stockholder value and the successful execution of our corporate goals and strategies. Our philosophy emphasizes performance-based incentives for our executive officers, in part by having a substantial portion of each executive’s cash compensation contingent upon the successful financial, operating and strategic performance of the Company, as well as upon successful execution of an executive’s unique project and department goals or directives. Performance to Company targets is communicated to employees quarterly. Equity incentives are provided in forms that vest over several years (generally four) and include a meaningful portion that is performance-based and at risk. Such incentives, which directly align with the financial performance of the Company, play a prominent role in our program.

•Our compensation decisions support the Company’s anticipated growth and executive development. Our compensation policies must primarily be designed to attract and retain the talent needed to support our anticipated growth and increasing operational complexity. Simultaneously, our policies should foster and reward the growth and development, in terms of competency, responsibilities and leadership, of our executive team.

•Our compensation decisions are flexible to reflect the unique attributes of the Company and the contributions of each executive. The Committee’s compensation philosophy for each executive officer allows for flexibility in assessing the executive’s performance for the prior year, projected role and responsibilities and the executive’s impact on execution of Company strategy and directional changes. The Committee’s compensation philosophy considers external pay practices and competitive market conditions, total cash compensation and relative internal equity positioning, recommendations from our CEO and the compensation consultant, and other factors the Committee deems appropriate. Our philosophy also considers an executive’s prior experience and professional status, educational credentials, employee retention, vulnerability to recruitment by other companies and the difficulty and costs associated with replacing executive talent. The weighting of these and other relevant factors is determined on a case-by-case basis for each executive.

•Our compensation programs and policies consider external perceptions and “good governance” and should not provide incentives for excessive risk taking for short-term gains. The Committee believes that it is important to undertake a specific review of our compensation programs and policies each year to be sure that they follow “good governance practices” in the Committee’s view and that they do not incentivize excessive or inappropriate risk taking. The Committee consults with its independent compensation consultant regarding such matters, including in 2020.

    Any decisions regarding executive compensation are based on the above outlined philosophy and objectives. The Committee further relies on market data, industry data, the executive’s prior compensation (including the performance of the Company’s stock price relative to prior equity grants), and prevalence and practices information from our peer group to set relevant compensation amounts consistent with this philosophy.

Peer Group and Additional Data

    The factual foundation for the Committee’s deliberations is derived from compensation data from (1) publicly-available compensation information of a peer group of companies, and (2) industry-specific compensation survey information. The Committee also relies on the experience of its members, supplemented by the expertise of its independent compensation consultant and the recommendations of the CEO.

    For 2020, the Committee selected HumInt, LLC, as its independent compensation consultant (the “Consultant”). In this capacity, the Consultant assisted the Committee by developing an appropriate peer group of companies, providing additional survey data as applicable and providing guidance with respect to compensation decisions that align with our overarching compensation philosophy and strategy.

    When reviewing and selecting our peer group, the Committee targeted publicly-traded, U.S. based companies from the biotechnology and medical technology industries (including research, medical device and molecular diagnostic). The review and selection process was conducted by the Committee with the assistance of its Consultant using the following steps:

1.Review all companies which have the same four digit Global Industry Classification Standard code (“GICS Code”) as Luminex;
2.Refine the list of companies with the same GICS Code based on market capitalization, revenue, net income and number of employees in a general comparison range of 0.5 times to 3 times that of Luminex;

3.Consider the aggregate average of the financial criteria set forth in step 2 above of the entire peer group and refine the list of companies accordingly;
4.Establish the peer group based on the outcome of the previous steps and review it with the CEO; and
5.Review the comparative compensation data for the new peer group provided by the Consultant.

    Selecting our peer group involves reviewing the previous year’s peer group to insure each peer is still an appropriate comparator to the Company and removing any company that is no longer in existence or whose viability for inclusion no longer applies, while adding appropriate peers to maintain a large enough group for valid and appropriate comparison. After completing the review described above and with the advice of its Consultant, the Committee determined to not make any changes to the peer group in 2020, except with respect to companies that were previously in the peer group but were acquired during 2019.

    The following table lists the 12 companies included in the Company’s peer group for 2020:

Accelerate Diagnostics, Inc.	AXDX	Myriad Genetics, Inc.	MYGN
Bio-Techne Corporation	TECH	Natera, Inc.	NTRA
Endologix, Inc.	ELGX	NeoGenomics, Inc.	NEO
Exact Sciences Corporation	EXAS	Pacific Biosciences of California, Inc.	PACB
GenMark Diagnostics, Inc.	GNMK	Qiagen N.V.	QGEN
Meridian Bioscience, Inc.	VIVO	Quidel Corporation	QDEL

    In addition to the compensation-related information obtained from the public filings of the above peer group companies, the Committee also uses the Radford Global Life Sciences Survey as a source of additional compensation data. The Committee then uses these two sources, along with input from its Consultant, to determine competitive and appropriate levels of compensation for our named executive officers. We refer to these relevant surveys to target market-competitive compensation and support our compensation related decision making. Our target for base salary is to be generally competitive with market pay levels, usually defined as between the 25th percentile and the 75th percentile of our peer group, depending on experience and other factors relevant to the individual executive and requirements of the specific position. The Committee’s desire is to provide total short-term cash opportunities near the peer group median (50th percentile) for achieving targeted annual goals, but allow for potential upside generally near the 75th percentile upon exceeding performance goals approved by the Committee. The Committee also targets total potential compensation opportunities (including equity awards) for our CEO and CFO with a potential upside that generally falls between the 50th and the 75th percentiles of our comparative market, provided the Company and the applicable executive deliver superior performance. Individual total salaries of the named executives other than the CEO and CFO may not fall within these general guidelines for equity and vary based on such factors as areas of responsibility, size of comparison companies, specific local market factors, experience, size of the group such executive supervises, specific recommendation of the CEO, and performance.

Role of the Compensation Committee and its Independence

    All members of our Committee are independent pursuant to the applicable requirements of the Nasdaq and the SEC. The Consultant to the Committee meets the SEC’s requirements for independence. The Consultant did not have a prior relationship with management or any members of our Board. A summary of the Committee’s role and responsibilities can be found under the heading “Compensation Committee” in this proxy statement. The Committee is primarily charged with assessing the appropriateness and effectiveness of our compensation programs. Its key responsibilities in this regard include:

•To review and approve goals and objectives, evaluate the CEO’s performance in light of these goals and objectives, and approve the CEO’s compensation based on this evaluation. This review is handled in private Committee sessions, and the Committee considers input from various sources, including from the Consultant, and, where appropriate, from management.

•To review and approve the compensation (including performance-based award opportunities and objectives and any discretionary bonus opportunities) for all named executive officers based in part on an evaluation of the officers’ performance in light of applicable performance goals and objectives.

•To review and approve management incentive plans, broad-based, long-term equity-based compensation programs and any executive benefit programs (not applicable to employees generally) for executive and non-executive officers.

•To review the Company’s risk management policies and procedures as they relate to compensation practices and policies for executives and all other key employees.

Role of Management

The Committee obtains input and recommendations on executive performance and compensation from the CEO. The Committee also works with select executives of the Company to obtain information and materials relevant in setting compensation and engages in discussions with management related to various financial matters, legal matters and other matters, as needed.

Role of the Independent Consultant

    The Committee is authorized to select and retain its own independent compensation consultant and engaged the Consultant to provide independent compensation advice, perspective and data for 2020 executive and director compensation. The Consultant annually assesses our compensation program’s potential for risk and its competitiveness relative to our industry and our peers. While the Consultant works and interacts with management to gather information and develop recommendations for the Committee, there is no equivocation in the role of the Consultant as an independent advisor to the Committee. Except for the required and limited coordination with management in connection with the Consultant’s work for the Committee, the Consultant did not provide any services to the Company and was not paid for consulting services to the Company other than for those related to work for the Committee. The Committee annually reviews the independence of the Consultant as part of its standard governance practices. The Consultant is engaged by and reports directly to the Committee for matters of executive and director compensation. Based on the foregoing and, in part, on policies and procedures implemented by the Consultant to ensure objectivity, the Committee believes the consulting advice it receives from the Consultant is objective. During the first quarter of 2021, the independent consultant advised the Compensation Committee that he will be changing professions and a new search is currently underway for a new independent advisor for the 2021-2022 executive compensation year.

2019 Executive Compensation Review

    Our “named executive officers” for 2020 consisted of: Nachum “Homi” Shamir, President, Chairman and CEO; Harriss T. Currie, Chief Financial Officer, Senior Vice President, Finance and Treasurer; Richard W. Rew II, Senior Vice President, General Counsel and Corporate Secretary; Todd C. Bennett, Senior Vice President, Global Sales and Customer Operations; and Randall J. Myers, Senior Vice President, Global Manufacturing and Quality.

    As stated above, our executive compensation program consists of three primary components: base salary, annual cash-based incentives, and long-term equity incentives.

Compensation Mix

The Committee has determined, along with the assistance of the Consultant, that a significant portion of a named executive officer’s total compensation should be at risk and performance-based and delivered primarily through equity-based compensation. The Committee believes that base cash compensation and annual cash incentive plan target opportunities should generally comprise less than 50% of the CEO’s total compensation and less than 70% of the total compensation for other named executive officers.

The Company and Committee believe that a significant portion of an executive’s total cash compensation should be linked to the Company’s operating performance and to the successful completion of select development and/or leadership goals, which contribute to the strategic and growth objectives of the Company. As a result, we believe that approximately 20% of an executive’s total compensation should be allocated to short-term (annual) performance cash bonus opportunities. This reflects our desire to reward and encourage the achievement of key business objectives, such as revenue and operating profit targets and research, development and regulatory approval goals, which should also benefit our stockholders.

The Company and the Committee believe that the grant date fair value of the equity component should generally be 50% to 80% of total compensation for the CEO, and should range generally from 30% to 60% for the other named executive officers. The Committee believes our strong emphasis on various forms of equity, including the use of both restricted stock and stock options at different times, helps to promote retention and appropriately focuses our executives on long-term performance, share ownership and value creation for the stockholders.

As with our use of peer group data, our targeted compensation “mix” thresholds are only intended to be reference points for a total compensation package that is designed to recruit and retain the appropriate executives to drive performance that, in turn, increases stockholder value.

Base Salary

The primary goal for base salary is to be market competitive and to compensate an executive’s short-term contributions, as well as to provide current financial stability to the executive. The initial base compensation for each of our named executive officers was established by the terms of his or her applicable employment agreement negotiated at the time of hire or promotion, generally considering the median and targeting base salaries between the 25th and 75th percentile for our peer group, subject to adjustment based on experience level, geography, hiring conditions at the time of on-boarding, and other relevant considerations. The Committee reviews base salaries annually and considers recent performance, increase or decrease in responsibilities, internal pay equity, market pay practices, impact of base salary on short-term annual incentive opportunities, general affordability based on business results, and the recommendation of the CEO.

    The Committee reviews the base salary for our CEO in collaboration with our Executive Committee and the Consultant on an annual basis. In 2019, the Committee increased the CEO’s base salary by 3.4% to $750,000 based on performance and market pay practices. In 2020, the Committee increased the CEO’s base salary by 4% to $780,000 based on performance and market pay practices.

    Base salaries for the other named executive officers are reviewed annually with the Consultant and the CEO, who then makes recommendations to the Committee. Any changes are discussed and ultimately approved by the Committee. Named executive officers received market and performance based merit increases for 2019 that ranged from a 4.1% to 6.1% increase to the named executive officer’s 2018 base salary.

    The 2019 and 2020 base salaries for our named executive officers were as follows:

	2019 Base Salary	2020 Base Salary
Nachum Shamir	$750,000	$780,000
Harriss T. Currie	$440,000	$455,000
Richard W. Rew	$385,000	$398,000
Todd C. Bennett	$360,000	$373,000
Randall Myers	$350,000	$363,000

Annual Cash-Based Incentive Compensation

    Consistent with our philosophy of linking compensation with Company performance, we provide our named executive officers a market competitive performance-based annual incentive opportunity. We determine market competitiveness by reviewing the peer group data provided by the Consultant and determine award opportunities based on such data, as well as the performance criteria set for such award opportunities. Performance criteria pursuant to the 2020 annual incentive opportunity were determined based upon the achievement of a specific Company performance objective (“Company Financial Goal”); as well as research and development goals (“R&D Goals”), and departmental and other project goals (“Project Goals”); and some executives had leadership goals (“Leadership Goals”). Our annual incentive program is designed to focus our executives on organizational priorities and performance, including accomplishing financial goals and organizational strategies. While certain goals and objectives can be measured objectively, others, such as Leadership Goals, may involve qualitative, subjective assessment that will ultimately be left to the Committee, based primarily on recommendations of our CEO. Our CEO recommends performance goals to the Committee, which are then reviewed and modified or approved in the Committee’s sole discretion. Pursuant to our incentive plans, these goals may be adjusted during the year for litigation or claim judgments or settlements and certain other extraordinary non-recurring items or changes in business or priorities.

    The Committee maintained the target performance bonus opportunities (expressed as a percentage of base salary earned in the applicable calendar year) for 2020consistent with 2019. The Company Financial Goal includes interdependent financial metrics that align operating profit and revenue targets. With respect to the CEO, there continued to be a focus on R&D Goals and Project Goals.. This was done to help align the Company’s strategic focus on new products to drive future product and revenue growth. However, in 2020 the Company chose to delay some of its R&D goals to address more directly the COVID-19 pandemic. This led to lower achievement of certain R&D Goals but significant over-achievement of the Financial Goal, with much of the expanded revenue coming from the COVID-related systems and tests.

Target incentive amounts, expressed as a percentage of base salary earned in 2020 (as in 2019), were 100% for the CEO, 55% for the Senior Vice President and Chief Financial Officer and 50% for each other named executive officer, as set forth in each such executive’s employment agreement. The Company’s named executive officers would not be eligible for any annual bonus payment, regardless of the independent achievement of the established Company Financial Goal, R&D Goals, Project Goals and Leadership Goals, if the Company’s total consolidated revenue failed to exceed a threshold approved by the Committee of $315.8 million for 2020.

    Based on the above, annual bonuses earned and paid for 2020 were 145% of target for the named executive officers including the CEO. This reflected significant over- achievement of the Company Financial Goal, partial achievement of the R&D Goals applicable to each participant, and the performance by each participant of his respective R&D Goals, Project Goals and Leadership Goals that vary by participant.

    2020 Annual Incentive Cash Awards for Named Executive Officers Other than the CEO. The Committee approved 2020 performance award opportunities based upon achievement of the Company Financial Goal as well as specific R&D Goals, Project Goals and Leadership Goals. For named executive officers (other than the CEO), the total target awards under the performance-based cash bonus plan were weighted 50% for the achievement of the Company Financial Goal, 20% for the achievement of R&D Goals and Project Goals applicable to each participant, 20-30% for the achievement of R&D Goals and Project Goals that vary by participant and 0-10% for the achievement of Leadership Goals.

    The Company Financial Goal was subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus based on financial results in relation to the applicable performance targets, with minimum payouts starting at 30% payout of the target value for the Company Financial Goal for minimum threshold performance. Achievement is subject to adjustments and exclusions for items such as acquisitions, integration, litigation, severance costs as determined by the Committee upon the recommendation of the CEO or other factors deemed appropriate by the Committee. In 2020, the Company achieved 200% of the Company Financial Goal by achieving record revenue of $417.4 million and pro forma operating income of $42.9 million. Pro forma operating income, which was driven by increased sales of our molecular diagnostic systems and assays due in large part to our decision to divert R&D initiatives to addressing the global COVID-19 pandemic was calculated by adding back $0.1 million of litigation costs and $0.3 million of severance costs to operating income. This financial measure differs from the financial measures we prepare in accordance with GAAP and should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

    See the matrix below which demonstrates the applicable interdependent performance hurdles and actual achievement of the Company Financial Goal:

    R&D Goals, Project Goals and Leadership Goals for the named executive officers (other than the CEO) were not subject to an over-achievement scale. The R&D Goals were the same for all the named officers for 2020. The product launches for the VERIGENE® II, which included four parts (a) Submission to the FDA RSP Flex Assay by February 28, 2020; (b) Introduction of the RSP Flex Assay RUO to the market by May 8, 2020, both of which were approved; (c) Verification VERIGENE® II BC-GN Assay and BC-GP Assay by August 31, 2020 and the Introduction of VERIGENE® II GI Flex Assay to the market by August 31, 2020, both of which were delayed due to higher priorities and focus on COVID-19 pandemic response.. The weight of other specific components of the R&D Goals, Project Goals and Leadership Goals varied for each executive taking into account, among other factors, responsibilities, and other strategic initiatives in which an executive may be involved. The Leadership Goal, as applicable, which is a subjective goal to be evaluated in the discretion of the Committee, with input from the CEO, was weighted at 0% to 10% and was eligible for 0% to 10% achievement. Mr. Currie, Mr. Rew, Mr Myers and Mr. Bennett received 45% of the 50% eligible with respect to the R&D Goals, Project Goals and Leadership Goals.

Total annual cash performance awards could range from 0% to a maximum of 150% of the target bonus (which equaled 55% for the Chief Financial Officer and 50% of each named executive officer’s earned base salary during 2020 other than the CEO). The 55% and 50% targets were determined both by reference to peer group data and by the applicable employment agreement for each such named executive officer. For 2020, payments pursuant to the annual incentive plan for our named executive officers and the CEO were 145% of the target.

    The total 2020 annual cash incentive award achievement for our named executive officers were as follows:

	Position	Target Bonus	Achieved	Cash Payout
Nachum Shamir	President & CEO	100%	145%	$1,120,125
Harriss Currie	SVP Finance, CFO	55%	145%	$359,872
Richard Rew	SVP General Counsel & Corporate Secretary	50%	145%	$286,194
Todd Bennett	SVP Global Sales & Customer Operations	50%	145%	$268,069
Randall Myers	SVP Global Manufacturing Operations & Quality	50%	145%	$260,819

    2020 Annual Incentive Cash Award for our CEO. The Committee believes that a significant portion of the CEO’s total cash compensation should be linked to the Company’s operating performance and research and development projects that contribute to our strategic growth and profitability objectives. Accordingly, the Committee approved cash-based performance award opportunities for our CEO that were based 50% upon achievement of the Company Financial Goal described above and 50% on R&D Goals and Project Goals. The R&D Goals and Project Goals applicable to our CEO focused on our future development of products and integration of the flow cytometry business. Such R&D Goals and Project Goals were:

1. VERIGENE II Product Launches:
a.Submission to the FDA RSP Flex Assay by February 28, 2020; Achieved.
b.Introduce RSP Flex Assay RUO to the market by May 8, 2020; Achieved.
c.Start Verification of VERIGENE II BC-GN Assay and BC-GP Assay by August 31, 2020; Not Achieved. This was changed to a low priority and resources were directed to other higher priority projects; however, this goal was achieved on September 24, 2020.
d.Introduce VERIGENE II GI Flex Assay v2 to the market by August 31, 2020 (assuming FDA clears all targets). Not Achieved. Submitted to the FDA timely but delayed due to FDA review process.
e.Achieved 50%.
Over Achievement Potential:
a.150% - If any one of the above goals is achieved at least 30 days ahead of schedule. Not achieved.
b.200% - If any two or more of the above goals are achieved at least 30 days ahead of schedule. Not achieved.
2. xMAP INTELLIFLEX Product Launch: Build and release at least one pre-production unit and install unit at Partner sites, by June 30, 2020. Achieved at 100%.
a.150% of above achievement if in addition to the above goal at 100%, we place at least 24 Nex-Gen xMAP Systems in 2020. Not achieved.
b.200% of above achievement if in addition to the above goals being achieved at 150% level, we identify, demonstrate, and create all of the evidence necessary to submit to the appropriate peer-review journals for the subject material as least two publishable applications of the dual-reporter offering by December 31, 2020. If the base goal is achieved at 100% but (b.) is not achieved and (c.) is achieved, the goal will be paid at the 150% level. Not achieved.

3. ImageStream Next: Move the project into Feasibility by September 30, 2020. Build a prototype to show that the new ImageStream optics module is technically feasible by December 31, 2020. Achieved 100%
a.150% of above achievement if in addition to achieving the above goal, Guava Next Gen completes new branding for single loader and skin and launch will happen by May 31, 2020. Not Achieved.
b.200% will be paid if we move the project into Feasibility with the PAB by August 31, 2020 and build the prototype of the new Image Stream by November 30, 2020. Not Achieved.

4. DIGIPLEX Product Development: Establish Commercialization / go to market strategy by defining growth rates, market opportunity, competitors, system features and initial assay targets, as well as an overall business case. With this information, determine by October 31, 2020 if we should, hold on further internal efforts, launch the product, or seek to acquire Combinati. 100% Achieved.
a.150% of above achievement if in addition to the above goal, 5 customer evaluations are completed with at least 3 positive outcomes occurring (where an evaluation is a ~90 day predefined test plan to evaluate the product’s performance in a particular area of interest and a positive outcome is either the intent to submit data for publication OR the purchase of an instrument). Not Achieved.
b.200% of above achievement in addition to the above goal, if an official third-party valuation of Combinati is equal to or in excess of $100M by December 31, 2020. Not Achieved.
5. Operating Performance: 200% Achieved
Predictability of MDx
a.Inbound Controls: Assess CQAs, implement appropriate specifications and test methods as required for xTAG, ARIES, and VERIGENE I. Targets of opportunity set by EOQ2 and implemented by end of year [(e.g., enzymes/oligos, assay controls, internally sourced intermediates, consumables (plastics and labels).
b.1st Pass Yield: Characterize and determine projects for first pass yield improvements by end of quarter 1. Establish goal for by assay/overall set by end of quarter 2. Minimum of 5%, weighted improvement by all lots produced by December 31, 2020.
c.Baseline: xTAG 50%, ARIES Master Mix 72%, ARIES Cassette 88%, and VERIGENE I 93%.
d.150% of above achievement if (a.) is achieved and improvement in 1st Pass Yield of at least 6% of the weighted average of all lots produced by December 31, 2020.
e.200% of above achievement if (a.) is achieved and improvement in 1st Pass Yield of at least 7% of the weighted average of all lots produced is achieved by December 31, 2020. Achieved at 200%

    These goals were designed to promote product development necessary to drive the future success of the Company. The target bonus for our CEO remained at 100% of his 2020 earned base salary. Though the Committee evaluates peer group and other market data when setting our CEO’s target bonus opportunity and while the overall annual cash incentive award target is the market median, the target percentage of our CEO’s annual bonus opportunity is also provided for in his employment agreement.

     As with our other named executive officers, the Company Financial Goal for our CEO was subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus based on financial results in relation to the applicable performance targets, with minimum payouts starting at 30% of the target value for the Company Financial Goal for minimum threshold performance. The R&D Goals and Project Goals also qualified for an over/underachievement scale based on the specific timelines and number of products developed as described above. The CEO’s maximum bonus potential for 2020 was 200% of his target bonus amount. As discussed above, in 2020, the Company achieved 200% of the Company Financial Goal, which made up 50% of his target bonus. With respect to the R&D Goals and Project Goals, one of the goal was achieved at 50%, three of the goals were achieved at 100% and one goal was achieved at 200%. This resulted in a payout of 145% of the target bonus for our CEO for 2020, or $1,120,125.

The achievement of the Company Financial Goal, R&D Goals and Project Goals applicable to our CEO were as follows:

Goal	% Weight	Results	% Achieved
Company Financial Goal	50%	Achieved 200%	100%
VERIGENE II Product Launches:	20%	Two parts achieved and two parts were not achieved on time.	10%
xMAP INTELLIFLEX Product Launch:	15%	Achieved 100%.	15%
ImageStream Next	5%	Achieved 100%	5%
DIGIPLEX Product Development	5%	Achieved 100%.	5%
Operating Performance	5%	Achieved 200%	10%
	100%	Total Achieved:	145%

Long-Term Equity-Based Incentives

    To continue to align the long-term interests of the named executive officers with those of the stockholders, in 2020 the Committee determined to grant fifty percent (50%) (one-hundred percent (100%) for our CEO) of the grant date fair value of the long-term equity incentive opportunities in the form of performance based stock options that which vest over four years based on achievement of certain operating profit and revenue targets in 2020 as Performance Options. To help ensure retention of executives, in 2020 the Company granted to the named executive officers other than the CEO, the remaining fifty percent (50%) grant date fair value of the equity grant in the form of Restricted Stock that vests solely upon the passage of time (25% per year for four years). The Committee believes that in most years the use of performance-based equity for a significant portion of equity compensation opportunities can create alignment of the executive’s rewards and value for our stockholders. The Committee determined to increase the percentage allocation for Performance Options for the CEO from 60% to 100% for 2020 to increase his focus on the Company Financial Goal for 2020 and to put more of his equity “at risk.” The ultimate number of Performance Options eligible to vest was determined based on achievement of the Company Financial Goal that is used for the annual cash-based incentive goal described above. Similar to the annual cash-based incentive, if the Company failed to meet the threshold performance for the performance period, no Performance Options would be eligible to vest. Minimum achievement for minimum threshold performance starts at 30% of the target value for the Company Financial Goal. If the Company’s performance exceeds the target performance, the recipient may be eligible to receive additional Performance Options above the target number, subject to a maximum of 200% of the target award. The Performance Options that remain eligible to vest after the determination date vest 25% on each of the first four anniversaries of the grant date. As noted above, in 2020, the Company Financial Goal was achieved at 200% of target, so the number of Performance Options that were eligible to vest were 200% of the number of target Performance Options granted. The Committee determined to utilize restricted stock in 2019 to all named executive officers and in 2020 to all executive officers other than the CEO in order to encourage retention in a very tight labor market after review of vested and unvested equity holdings of the executive team. The Committee believes this use of equity balances appropriately with competitive base salaries and annual performance-based cash bonus opportunities. The annual goals contemplated by the annual cash-based incentive program and the Performance Options focus management on the shorter term objectives, while the time-vesting component of the Performance Options (which only have value if the Company’s share price increases) and the use of Restricted Stock provide a longer term incentive and alignment with stockholder interest as both the Restricted Stock and Performance Options vest over four years from the initial grant date. The Committee believes the four-year vesting is comparable to the practices of its peer group with respect to equity awards and that such vesting aids in retention of executives.

    The Committee makes annual equity awards based on a target dollar amount. While this results in uncertain share usage, it results in a predictable expense for the Company and allows the Committee to tailor the value of the awards more precisely to reflect the Company’s business direction, compensation philosophies, objectives and design. The Committee determines the target dollar amount for stock-based awards to the executive officers on a discretionary basis and takes into account, among other factors, the recommendations of the CEO, and the Consultant, together with our compensation peer data, Company and individual accomplishments, importance of retention, prior equity grants and current equity holdings, burn rates, seniority and internal pay equity considerations.

    The actual number of shares of common stock subject to an option granted is determined by dividing the dollar amount allocated to the grant by the Black Scholes value of the shares on the date of grant. The Committee has not applied a discount to the value of these shares to reflect the forfeiture restrictions associated with service-based vesting. The Performance Options are exercisable into shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq on the grant date (March 12, 2020) and expire seven years from the date of grant.

    Each of the named executive officers, excluding the CEO, was granted equity awards with target grant date fair market values between $410,000 and $530,000. Mr. Shamir, our President and CEO, was granted an equity award with a target grant date fair market value of $2,000,000.

    The target grant date fair market values of the equity grants for our named executive officers in 2019 and 2020 were as follows:

	2019 Target Grant Date Fair Value of Performance Option and Restricted Stock Grants (1)	2020 Target Grant Date Fair Value of Performance Option and Restricted Stock Grants (2)
Nachum Shamir	$1,999,979	$1,999,996
Harriss T. Currie	$479,910	$529,978
Richard W. Rew	$369,980	$409,992
Todd Bennett	$399,983	$449,985
Randall Myers	$399,983	$449,985
(1)Except for Mr. Shamir, 50% of such target grant date fair value was granted in the form of Performance Options and 50% of such target grant date fair value was granted in the form of Restricted Stock. For Mr. Shamir, 60% of such target grant date fair value was granted in the form of Performance Options and 40% of such target grant date fair value was granted in the form of Restricted Stock.
(2)Except for Mr. Shamir, 50% of such target grant date fair value was granted in the form of Performance Options and 50% of such target grant date fair value was granted in the form of Restricted Stock. For Mr. Shamir, 100% of such target grant date fair value was granted in the form of Performance Options.

    Accordingly, the number of shares subject to Performance Options as determined by Black-Scholes calculations (at target, maximum and actual performance) granted to our named executive officers in 2020 were as follows:

	Performance Option Shares (at target performance)	Performance Option Shares (at maximum performance - 200%)	Performance Option Shares Awarded and Eligible to Vest (at actual performance - 200%)
Nachum Shamir	324,343	648,686	648,686
Harriss T. Currie	42,975	85,950	85,950
Richard W. Rew	33,245	66,490	66,490
Todd Bennett	36,488	72,976	72,976
Randall Myers	36,488	72,976	72,976
(1)    Each Performance Option is exercisable into shares of the Company’s common stock with an exercise price of $23.09, the closing price of the Company’s common stock on the Nasdaq on the grant date (March 12, 2020).

    Except with respect to new hires or promotions, the Committee generally determines annual executive equity compensation awards each year in the first quarter and no earlier than the meeting in which the Committee approves the prior year’s annual performance bonuses. This allows the Committee to assess the prior year’s total compensation and performance when considering current year grants. In the event of a “new hire,” “promotional” or other ad hoc equity award, that equity award will not be approved except at a meeting of the Committee and it will be effective on the later of (i) the first trading day of the month that immediately follows the month in which the start date, promotion or other event triggering of an ad hoc award occurs or (ii) the first trading day of the month that immediately follows the month in which the Committee approves the award. The per share exercise price of an option award will be based on the closing price of the Company’s common stock on the Nasdaq on the applicable effective date. This policy applies to awards to all eligible employees, not just our executive officers. The Committee may make an exception to the general policies above when it determines an exception is in the best interest of the Company and based on the recommendation of our CEO.

Additional Disclosures

    Pay for Performance Alignment. We strive to achieve a mix of compensation that reflects our desire to focus executives on long-term performance and value creation for stockholders while rewarding and encouraging achievement of short-term business objectives and performance, which also benefits our stockholders. To achieve this, a significant portion of the total target compensation for our named executive officers for 2020 was performance-based or at-risk. The Company’s belief in performance-contingent compensation is clearly reflected in the payouts (between 74% and 145%) under the annual performance-based cash awards over the last five years and the utilization of Performance Options as a component in our equity program. The Committee and the full Board believe that Performance Options properly align the interests of the stockholders with executive compensation as there is no reward to the executives without an increase in market value of our stock as reflected in per share value.

    2020 CEO Pay Ratio. Pursuant to the rules previously adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are including the ratio of the total annual taxable compensation of our CEO as compared to the total annual taxable compensation of our median employee. As per the calculation required by Dodd-Frank, we identified the median employee from our total employee population by examining the 2020 total annual taxable compensation for all individuals, excluding our CEO, as of the last day of our payroll year, December 31, 2020 (whether such employees were employed on a full-time, part-time, seasonal or limited assignment basis). For such employees, we did not make any adjustments, assumptions or estimates with respect to their total annual taxable compensation and we did not annualize the compensation for any employees who were not employed by Luminex for all of 2020. For such employees (excluding the CEO), we included all taxable compensation, including but not limited to base salary, bonuses, commissions, equity (if taxable) and overtime where applicable. We included all employees located in the United States as well as our international locations for purposes of our calculation. We utilized the same rolling currency conversion method provided in previous expense disclosures in our Annual Report on Form 10-K, that was filed with the SEC on February 26, 2021.

    Upon a full review, the pay ratio of the 2020 total annual taxable compensation of the CEO per the Summary Compensation table to that of the annual taxable earnings of the median employee is $3,905,621 to $68,997 or 56.61:1. Based on our industry and the wide range of positions, from entry level manufacturing positions to executives, we believe that our pay ratio is appropriate.

    The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total taxable compensation allow companies to adopt a variety of methodologies to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

    2020 “Say on Pay” Advisory Vote. The Company provided stockholders a “say on pay” advisory vote on its executive compensation at our 2020 Annual Meeting of Stockholders. Stockholders supported the compensation of our named executive officers, with over 85% of the votes cast for approval of the “say on pay” advisory vote. The Committee is very pleased with the confidence provided by the stockholders and believes it reflects in part the changes the Committee made to our executive compensation program and policies over the past few years and in response to feedback received from the Company’s stockholders. The Committee will continue to work with a Consultant to ensure the declared stockholder confidence in our pay practices continues in 2020 and beyond. The Committee evaluated the results of the 2020 advisory vote and considered many other factors in evaluating the Company’s executive compensation program as discussed in this Compensation Discussion and Analysis. While all factors bore on the Committee’s decision regarding our named executive officer compensation, in light of the substantial support expressed by our stockholders for our compensation program, the Committee did not make any changes to our executive compensation program and policies as a direct result of the 2020 “say on pay” advisory vote. See “2021 - Compensation Framework” below.

    Merit Increases. The CEO’s and Committee’s determination as to merit-based salary increases is based on both the prior year’s performance of the executive and the Company’s performance for the stockholders.

    Market Adjustments. With input from the Consultant, the Committee and the CEO review market data annually to determine if any market adjustments should be provided for retention of key executives.

    Ongoing succession planning. The Committee, in conjunction with the full Board, engages in in-depth discussions regarding succession planning and talent development of our CEO and other critical executives.

    No Excise Tax Gross-Ups for On-going Payments. We have no tax gross-up provisions in any of our employment agreements or incentive plans for on-going payments.

    Incentive Programs or Other Long-Term Incentive Plans. We do not have any multi-year cash incentive programs for named executive officers, nor do we have any guaranteed incentive payments or longer term incentive plans.

    No Option Repricing. Our equity incentive plan does not permit repricing of stock options or canceling underwater stock options in exchange for cash or another award without the consent of our stockholders.

    Double Trigger Change in Control Protection in CEO’s and Other Named Executive Officers’ Employment Agreements. The employment agreements of our CEO and for each of our other named executive officers except for our Senior Vice President and Chief Financial Officer, require the termination of employment by the Company in addition to a change in control of the Company before change in control payments are triggered.

    Change of Control and Employment Agreements. We believe that reasonable and appropriate severance and change in control benefits are necessary in order to be competitive in our executive recruiting and retention efforts. We also believe that a change in control arrangement will provide an executive with security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our stockholders. Finally, we believe formalized severance and change in control arrangements are common benefits offered by employers competing for similar executive talent. While the Committee reviews this information as part of its annual review of total executive compensation (including contingent compensation), we do not typically consider the value of potential severance and change in control payments when assessing annual compensation as these payouts are contingent and have a primary purpose unrelated to ordinary compensation matters and objectives. The Committee generally assesses these potential payouts in view of their reasonableness and periodically in light of competitive market conditions or in respect of internal equity considerations.

    Our employment agreements generally provide for severance payments (including premiums for certain continuing health, retirement and insurance benefits) where the executive is terminated without “cause” (including the Company’s failure to renew the employment agreement) or as a result of incapacity or death, or if the executive resigns for “good reason.” Although the definitions may vary slightly across these agreements, “good reason” generally means certain demotions in responsibilities or title, decreases in compensation, the Company’s continued material breach of the employment agreement and/or employee relocation requirements, while “cause” typically means failure to perform the duties outlined in the executive’s employment agreement, conduct likely to cause injury to the Company, conviction of a felony or a criminal act involving moral turpitude, violation of a Company policy or a breach of the executive’s employment agreement (or, with respect to the Senior Vice President and Chief Financial Officer, a material fraud by him upon the Company or his continued material breach of his employment agreement).

    Severance generally consists of an amount equal to the executive’s base salary at the highest rate in effect for the six-month period prior to termination and the prior year’s bonus amount. Mr. Shamir’s employment agreement provides that if he is terminated within six months of the occurrence of a change in control he is entitled to 150% of (i) his base salary at the highest rate in effect for the six month period prior to the change of control and (ii) his prior year’s bonus amount. In addition, health or other employee benefits (other than bonus and incentive compensation benefits) for the executive (and the executive’s family) generally continue for a period of twelve (12) months following an executive’s termination to the extent permitted by the applicable plans and law. In addition, to the extent permitted by applicable law, Mr. Shamir is entitled to a lump sum amount equal to (a) the Company’s annual cost for Mr. Shamir’s disability and life insurance in effect on the date of termination as well as (b) the prior year’s 401(k) plan contributions paid for the benefit of the CEO. If the termination occurs other than for cause or voluntary termination, Mr. Shamir is entitled to additional severance in an amount equal to the prorated portion of the current year bonus to the extent the performance measures are achieved.

    Except for the lump sum amount described above for Mr. Shamir, the severance payments are paid in semi-monthly installments for a period of twelve (12) months following the date of termination. In the event that an executive’s employment is terminated within six months of the occurrence of a change in control of the Company, in lieu of the severance compensation described above, Luminex must pay the executive’s prior year’s bonus amount and base salary at the highest rate in effect during the six months immediately prior to the change in control through the date of termination, in lump sum within three business days of the date of termination and continuation of certain health and other benefits. Mr. Shamir is also entitled to an amount equal to the prorated portion of his current-year bonus to the extent the associated performance measures are achieved. Additionally, in the event the payment of any severance amounts payable pursuant to the employment agreements within six months of the date of the applicable executive’s termination of employment would cause such executive to incur any additional tax under Section 409A of the Code, then payment of such amounts will be delayed until the date that is six months following such executive’s termination date.

    In addition, upon a change in control, all unvested options or other restricted stock will immediately become vested and exercisable, as applicable, pursuant to these agreements and the terms of the applicable equity awards (provided that performance awards shall only vest according to the terms of the applicable award agreement). Upon a termination as a result of death or disability, all unvested restricted stock and options held by the executive will immediately become vested and exercisable, as applicable, pursuant to the terms of the applicable equity awards.

    Each named executive officer has agreed to limitations on his or her ability to disclose confidential information relating to us and acknowledges that all discoveries, inventions and other work product relating to his employment belong to us. Also, during the two-year period (one-year period for Messrs. Bennett and Currie) following an executive’s termination of employment, each executive has agreed not to compete, directly or indirectly, with the core business of the Company. Furthermore, during the two-year period (one-year period for Mr. Currie) following termination, each executive has agreed not to solicit our employees or consultants.

    The foregoing summaries are qualified in their entirety by reference to the complete texts of the employment agreements, as amended, previously filed by the Company with the SEC.

    Historically, while each employment agreement has been the result of an arms-length negotiation, we have tried to utilize a similar form of agreement where possible (apart from minimum salary and cash bonus targets). Accordingly, the employment agreements for Messrs. Currie, Rew, Bennett and Myers generally have a similar form. Mr. Shamir’s agreement varies to some extent from the forms above and again reflects arms-length negotiation following the CEO search. We believe the terms are appropriate in light of Mr. Shamir’s background, skill set, and the competitive nature of the recruitment process.

    Clawback Policy. We have “clawback” provisions in certain in our compensation plans whereby the Company can recover incentive compensation paid to an executive pursuant to our executive incentive bonus plan or performance-based equity awards if the payment was based on the achievement of financial results that were subsequently the subject of a restatement (other than as a result of changes to accounting rules and regulations) or financial information or performance metrics subsequently found to be materially inaccurate, in each case regardless of individual fault.

    No Significant Perquisites Offered. The Company does not generally provide perquisites that are not, in the Committee’s view, integrally and directly related to the named executive officers’ duties. The only perquisite generally offered to our named executive officers is an annual physical. While we have no formal relocation policy for new hires, we will on occasion agree to reimbursement of certain relocation, temporary housing and related costs as part of a negotiation for an executive based on the particular facts and circumstances of the negotiation. Senior management also participates in our other broad-based benefit programs available to our salaried employees, including health, dental and life insurance programs. Except as otherwise discussed herein, other welfare and employee-benefit programs are generally the same for all eligible Company employees, including our executive officers, with some variation as required by law with respect to our international employees. While the Committee believes the existing benefits to be reasonable, the Committee periodically reassesses our perquisite and benefits programs to help ensure that these programs are appropriately competitive with market medians.

    No Supplemental Executive Retirement Programs (“SERPs”) Offered. We do not currently offer SERPs to our executives.

    Anti-Hedging/Anti-Pledging. We have an anti-hedging policy that prohibits our directors and officers from engaging in any hedging transaction that reduces or limits such director’s or officer’s economic risk with respect to the director’s or officer’s holdings, ownership or interest in the Company’s securities. We also have an anti-pledging policy that prohibits our directors and officers from pledging the Company’s common stock as collateral for margin or other loans without the prior approval of the Company’s Board, except for (i) pledges of the Company’s common stock that were outstanding prior to March 6, 2013 and (ii) pledges of less than 15% (in the aggregate) of director’s or officer’s shares of Company common stock by directors or officers who, excluding the number of shares pledged, otherwise meet or exceed the Company’s stock ownership guidelines applicable to them.

    Accounting and Tax Matters. We do not presently consider tax or accounting consequences to be a material factor in the design of our executive compensation packages, except historically as to the applicability of Section 162(m) of the Code. However, the exception allowing the full deductibility of “qualified performance-based compensation” no longer applies to compensation paid after January 1, 2018 unless paid pursuant to a written binding contract that was in effect on November 2, 2017. Although it will consider the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain, and motivate executives and to align the executives’ interests with those of the Company’s stockholders.

    Stock Ownership Guidelines. The Board expects each executive officer and non-employee director to demonstrate a long-term commitment to the Company and to the Company’s stockholders by acquiring and holding a meaningful investment in the Company’s common stock. We believe requiring directors and executive officers to hold a significant long-term stake in our equity accomplishes the following principal goals: (i) further aligning long-term economic interests of our executives and our stockholders by encouraging our directors and executive officers to think and act like long-term investors; and (ii) helping to reduce excessive or inappropriate risk-taking motivated principally by short-term share price appreciation. Over time each executive officer and non-employee director is expected to build his or her ownership of the Company’s common stock. The targeted ownership levels are expected to be achieved over five years from the time each such person was named an executive officer or a non-employee director, as applicable, and maintained thereafter. The guideline ownership levels are as follows: CEO: six (6) times annual salary; executive officers: two and one half (2.5) times annual salary; non-employee directors: five (5) times the annual cash retainer, exclusive of meeting, chairperson and committee fees. The Committee acknowledges that there are certain circumstances in which an officer or director may sell shares, and each director and officer who has not achieved the targeted ownership levels after such sale is expected to retain shares of common stock acquired upon exercise of stock options or from restricted stock grants pursuant to the Company’s equity plans, unless granted a waiver from such requirement by the Committee or by the CEO.

Risk Considerations Related to Executive Compensation

    The Committee, with the participation of management and its Consultant, conducted a risk assessment of the Company’s compensation programs. As part of this assessment, the Committee reviewed our compensation programs for certain design features identified by the Committee’s advisors as having the potential to encourage excessive risk-taking, and considered our compensation programs in light of our key enterprise and business strategy risks. The Committee noted that our programs are designed so that they do not include compensation mix overly weighted toward annual incentives, highly leveraged short-term incentives, uncapped or “all or nothing” bonus payouts (except with respect to certain binary components of the overall cash bonus target) or unreasonable performance goals. The Committee also noted several design features of our cash and equity incentive programs that reduce the likelihood of excessive risk-taking, including the use of reasonably obtainable and balanced performance metrics, maximum payouts at levels deemed appropriate, Committee oversight and direction over executive compensation programs, the presence of severance plans for executives through employment agreements, and balance between compensation elements that focus on short-term financial and operating performance and those that reward for longer-term Company performance and stock appreciation, especially when combined with our executive stock ownership guidelines. Additionally, our executive compensation “clawback” provisions allow the Company to recover bonus payments and certain equity awards under certain circumstances, and compliance and ethical behaviors are factors considered in performance and bonus assessments. Based on its assessment, the Committee believes that our compensation programs align executive behavior with stockholder interests and do not motivate or promote risk taking that could reasonably be expected to have a material adverse effect on the Company.

2021 - Compensation Framework

    In 2021, we intend to continue to focus on building sustainable stockholder value by (i) continuing to develop new molecular diagnostic assays (particularly those that are responsive to the ongoing global COVID-19 pandemic) utilizing our proprietary MultiCode, xMAP and VERIGENE technologies for use on our installed base of automated and non-automated systems and to further grow sales of such assays; (ii) expanding our partnership revenues in a sustainable manner through the commercialization of an innovative new xMAP INTELLIFLEX system and continued fulfillment of our partners needs in their respective fields of use; and (iii) continuing innovation of our proprietary image based flow cytometry technology. We are focused on the growth of our molecular sample-to-answer business through on-time delivery of our development and launch milestones and further expansion of our customer base and completing the development of the INTELLIFLEX system to provide additional capabilities to our partners’ customers while offering an opportunity to stimulate an upgrade cycle. We remain mindful of the uncertainties posed by the ongoing global COVID-19 pandemic and have adjusted some of our compensation practices for 2021 accordingly.

The primary objective of our executive compensation program is to retain talent and align executive and stockholder interests by remunerating executives for increasing stockholder value. As it does every year, the Committee reviews Company and management team performance by virtue of competitive market practices as well as overall executive equity ownership to derive an appropriate level of compensation and appropriate types and mixes of equity incentives to achieve the objectives of our compensation strategy and philosophy. Thus, the Committee has reviewed the Company’s historical compensation practices, the compensation program in place for 2020, the 2020 “say on pay” advisory vote, the business objectives for 2021, consultations with its Consultant and the observations of the non-employee members of the Board. In light of this review, the Committee has determined to continue the pay-for-performance practice for the CEO and the other named executive officers but to adjust the equity mix and the components of the bonus triggers to reflect the uncertainties of the ongoing global COVID-19 pandemic and retain the flexibility to adjust R&D and related goals to achieve the highest financial return. The Committee used this rational in approving the following key matters with respect to our executive compensation programs for fiscal 2021:

•Base salaries for the named executive officers will remain competitive when compared to the Company’s peer group and merit increases in 2021 ranged from 5.0% to 6.06%.

•Annual cash-based incentive opportunities awarded under a management incentive plan will be based solely on achievement of (i) revenue and operating profit performance goals. This shift in focus will allow the Company to retain the flexibility to adjust R&D and other priorities during the year and to maximize our financial performance.

•Restricted Stock was awarded for all equity grants to named executive officers in 2021 to reflect the uncertainty surrounding the global COVID-19 pandemic, the desire to provide a strong retention incentive to our named executive officers given the realities of the market in our Austin, Texas headquarters, and to balance some of the at-risk compensation nature of moving cash-based incentive opportunities to be entirely dependent on the Company’s financial performance in 2021. The Restricted Stock will continue to vest at 25% a year over a four-year period.

•The Committee evaluated the mix of 2021 total target compensation of our named executive officers and believes that allocating the equity component of their compensation solely in the form of Restricted Stock in 2021 appropriately reflects the uncertainty surrounding the global COVID-19 pandemic, the desire to provide a strong retention incentive to our named executive officers given the realities of the market in our Austin, Texas headquarters, and to balance some of the at-risk compensation nature of moving cash-based incentive opportunities to be entirely dependent on the Company’s financial performance in 2021. Moving the annual cash-based incentive to be 100% based on achievement of the Company’s increased revenue and profitability during a year of continued uncertainty is aligned with the interest of the stockholders. The annual cash-based incentive opportunity at target constitutes more than 22% of our CEO’s 2021 total target compensation. Our other named executive officers’ annual cash-based incentive opportunity constitutes approximately 19% of each other named executive officer’s total compensation. The Committee believes the mix of compensation for our executive team will continue our focus on revenue and profitability, while the annual bonus drives both the future development of products (while maintaining the flexibility to adjust quickly in the present operating environment) and achievement of the Company’s financial objectives. While the Committee believes that the compensation program implemented for 2021 enhances the pay-for-performance practice, the Committee determined to revert to the exclusive use of Restricted Stock in the compensation mix in 2021 to encourage retention in a tight labor market, and to off-set some of the at-risk compensation nature of moving cash-based incentive opportunities to be entirely dependent on the Company’s financial performance in 2021.

Compensation Committee Report

    The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

    Submitted by the Compensation Committee of the Board,

Jim D. Kever (Chairman)

                        Stephen L. Eck, M.D., Ph.D.

                        Dijuana K. Lewis

Summary Compensation Table

    The following table sets forth certain summary information for the years ending December 31, 2020, 2019 and 2018, with respect to the compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Nachum Shamir	2020	772,500	—	—	1,999,996	1,120,125	13,000	3,905,621
Chairman, President and	2019	743,750	—	799,985	1,199,994	606,156	12,250	3,362,135
Chief Executive Officer	2018	713,751	142,750	999,980	999,997	820,813	12,250	3,689,541

Harriss T. Currie	2020	451,250	—	264,981	264,997	359,872	13,000	1,354,099
Senior Vice President,	2019	435,250	—	239,976	239,934	183,131	12,250	1,110,541
Finance, Chief Financial	2018	416,500	45,815	232,482	232,498	240,529	12,250	1,180,074
Officer and Treasurer

Richard W. Rew	2020	394,750	—	204,993	204,999	286,194	13,000	1,103,935
Senior Vice President,	2019	381,250	—	184,984	184,996	145,828	12,250	909,308
General Counsel and	2018	365,750	36,575	182,500	182,493	196,591	12,250	976,159
Corporate Secretary

Todd C. Bennett	2020	369,750	—	224,989	224,996	268,069	22,600	1,100,804
Senior Vice President,	2019	355,000	—	199,984	199,999	135,788	18,850	909,621
Global Sales and Customer	2018	336,250	33,625	182,500	182,493	180,734	18,850	934,452
Operations

Randall J. Myers	2020	359,750	—	224,989	224,996	260,819	13,000	1,083,554
Senior Vice President,	2019	345,000	—	199,984	199,999	127,650	12,250	884,883
Global Manufacturing and	2018	326,250	32,625	182,500	182,493	175,359	12,250	911,477
Quality
________________________________

(1)The amounts should in this column for 2018 represent the discretionary one-time bonuses to each of the named executive officers in 2018 in connection with our acquisition of EMD Millipore Corporation’s flow-cytometry portfolio in December 2018.
(2)The amounts shown in this column represent the aggregate grant date fair value of awards calculated in accordance with FASB ASC Topic 718 (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Pursuant to ASC 718, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period. Assumptions used in the calculation of these amounts are described in Note 13 - Stockholder’s Equity, Employee Benefit Plans and Stock-Based Compensation to the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on February 26, 2021.

(3)The amounts shown in this column represent the aggregate grant date fair value of awards calculated in accordance with ASC 718 (calculated, per the SEC rules, without consideration of the impact of estimated forfeitures related to service-based vesting conditions). Assumptions used in the calculation of these amounts are described in Note 13 - Stockholder’s Equity, Employee Benefit Plans and Stock-Based Compensation to the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on February 26, 2021. As discussed in further detail under “Compensation Discussion and Analysis - Long-Term Equity-Based Incentives,” except for our CEO, 50% of the grant date fair value of the long-term equity incentive opportunities were in the form of performance-based stock options in 2020 and 50% were in the form of restricted stock. For our CEO, 100% of such target grant date fair value was granted in the form of Performance Options. The amounts shown in this column include the target amount of Performance Options that would remain eligible to vest upon achievement of certain operating profit and revenue targets in 2020 assuming target performance is achieved. Since target performance was estimated to be the probable outcome of the performance conditions for the Performance Options on the date of grant, target values have been presented for the Performance Options. The grant date fair value of Performance Options representing the performance level at the maximum amount permitted under the Performance Options is $2,400,000 for Mr. Shamir, $530,000 for Mr. Currie, $410,000 for Mr. Rew, $450,000 for Mr. Bennett and $450,000 for Mr. Myers. As discussed above under “Compensation Discussion and Analysis - Long-Term Equity-Based Incentives,” the applicable performance objectives were achieved at 200% of target, so the Performance Options were delivered at 200% of the number of target Performance Options granted.
(4)The amounts shown in this column reflect annual cash-based incentive bonuses earned by each of the named executive officers pursuant to the Company’s 2020, 2019 and 2018 management incentive plans, respectively.
(5)This column includes matching payments under our 401(k) Plan and $9,600 for Mr. Bennett’s car allowance.

Grants Of Plan-Based Awards in 2020

    The following table summarizes grants of plan-based awards made to our named executive officers in 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		(#)	(#)	($/Sh)	($)(3)
Nachum Shamir	03/12/2020	03/12/2020	—	—	—	97,303	324,343	648,686		—	—	23.09	1,199,996
	N/A		115,875	772,500	1,545,000	—	—	—		—	—	—	—
Harriss T. Currie	03/12/2020	03/12/2020	—	—	—	12,893	42,975	85,950	0	—	—	23.09	264,997
	03/12/2020	03/12/2020	—	—	—	—	—	—		11,476	—	—	264,981
	N/A		37,228	248,188	372,281	—	—	—	0	—	—	—	—
Richard W. Rew	03/12/2020	03/12/2020	—	—	—	9,974	33,245	66,490		—	—	23.09	204,999
	03/12/2020	03/12/2020	—	—	—	—	—	—		8,878	—	—	204,993
	N/A		29,606	197,375	296,063	—	—	—		—	—	—	—
Todd C. Bennett	03/12/2020	03/12/2020	—	—	—	10,946	36,488	72,976		—	—	23.09	224,996
	03/12/2020	03/12/2020	—	—	—	—	—	—		9,744	—	—	224,989
	N/A		27,731	184,875	277,313	—	—	—		—	—	—	—
Randall J. Myers	03/12/2020	03/12/2020	—	—	—	10,946	36,488	72,976		—	—	23.09	224,996
	03/12/2020	03/12/2020	—	—	—	—	—	—		9,744	—	—	224,989
	N/A		26,981	179,875	269,813	—	—	—		—	—	—	—
_____________________________________________
(1)The amounts shown in these columns reflect the threshold, target and maximum amounts (assuming threshold, target and maximum performance across all performance objectives were achieved) that each of the named executive officers could have earned for the fiscal year ended December 31, 2020 pursuant to the Company’s 2020 management incentive plans. The terms of our named executive officer bonus plans are discussed in further detail in “Compensation Discussion and Analysis—2020 Executive Compensation Review.”  The amounts actually awarded to each of the named executive officers are reflected in the “Summary Compensation Table” above.
(2)Represents Performance Options that vest upon achievement of certain operating profit and revenue targets in 2020. The amount is subject to an over/underachievement scale with possible payouts of 0% to 200% of the target amount based on financial results between specified minimum and maximum performance levels of the performance targets. The target amount represents the level where the performance equals the targeted award and the maximum amount represents the performance level at the maximum amount permitted under the Performance Options. Minimum payouts for minimum threshold performance start at 30% of the target value for the Performance Options. As discussed above under “Compensation Discussion and Analysis - Long-Term Equity-Based Incentives,” the applicable performance objectives were achieved at 200% of target, so the number of Performance Options that remain eligible to vest are 200% of the number of target Performance Options granted.
(3)The amounts shown in this column reflect the grant date fair value of the respective restricted stock and option awards calculated in accordance with ASC 718.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards in 2020 Table

    The following discussion is intended to be read as a supplement to the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2020” table (including the notes to such tables), and to the disclosure under “Compensation Discussion and Analysis,” and the following discussion should be read in conjunction with such other disclosures.

Compensation Mix

    As reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards in 2020” table, the primary components of the Company’s 2020 compensation program for our named executive officers were cash compensation, consisting of a mix of base salary and cash incentive plan compensation, and equity incentive compensation, consisting of Performance Options and Restricted Stock. Cash incentive plan target compensation for our named executive officers in 2020 was 18% to 22% of the total of these elements at target, while the value of equity awards, valued at grant date fair value at target, for 2020 represented 41% to 57% of the total compensation opportunities for 2020 at target. Cash incentive plan actual compensation based upon actual achievement for our named executive officers in 2020 was 19% to 34% of the total of these achieved elements, while the value of equity awards, valued at fair market value on the date of grant based upon achievement, for 2020 represented 23% to 68% of the total compensation achieved for 2020.

Employment Agreements

    We have entered into employment agreements with each of our named executive officers, each previously filed with the SEC. The employment agreements provide for certain salary, annual bonus opportunities and other benefits, including potential severance entitlements. The employment agreements with Messrs. Shamir, Currie, Rew, Bennett and Myers are generally automatically renewable on an annual basis unless either party provides the other written notice of its intent not to renew the agreement at least 60 (in the case of Messrs. Currie, Rew, Bennett and Myers), or 90 (in the case of Mr. Shamir), days prior to the end of the then-current term of their agreements. These agreements are described in more detail under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.” The potential payouts under these agreements in connection with the termination of these executives are provided under “Potential Payments Upon Termination or Change in Control”.

Outstanding Equity Awards at 2020 Fiscal Year-End
    The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 31, 2020. The market value of shares was calculated using the year-end closing price of $23.12 as reported on the Nasdaq.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Award Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Nachum Shamir	177,880	—		—		19.13	03/22/2016	03/22/2023	—	—		—
	106,728	—		—		19.13	03/22/2016	03/22/2023	—	—		—
	251,172	83,724	(1)	—		18.04	03/10/2017	03/10/2024	—	—		—
	70,407	70,408	(1)	—		21.98	03/12/2018	03/12/2025	—	—		—
	32,380	97,140	(1)	—		24.43	03/12/2019	03/12/2026	—	—		—
				324,343	(1)(3)	23.09	03/12/2020	03/12/2027
	—	—		—		—	—	—	03/10/2017	6,929	(2)	160,198
	—	—		—		—	—	—	03/12/2018	22,748	(2)	525,934
	—	—		—		—	—	—	03/12/2019	24,560	(2)	567,827

Harriss T. Currie	5,325	—		—		18.26	03/11/2011	03/11/2021	—	—		—
	10,310	—		—		22.71	03/13/2012	03/13/2022	—	—		—
	10,452	—		—		17.24	03/08/2013	03/08/2023	—	—		—
	67,054	—		—		15.93	03/11/2015	03/11/2022	—	—		—
	40,224	—		—		19.13	03/22/2016	03/22/2023	—	—		—
	24,133	—		—		19.13	03/22/2016	03/22/2023	—	—		—
	56,513	18,838	(1)	—		18.04	03/10/2017	03/10/2024	—	—		—
	16,369	16,370	(1)	—		21.98	03/12/2018	03/12/2025	—	—		—
	6,475	19,428	(1)			24.43	03/12/2019	03/12/2026
				42,975	(1)(3)	23.09	03/12/2020	03/12/2027
	—	—		—		—	—	—	03/10/2017	1,559	(2)	36,044
	—	—		—		—	—	—	03/12/2018	5,289	(2)	122,282
									03/12/2019	7,368	(2)	170,348
									03/12/2020	11,476	(2)	265,325

Richard W. Rew	11,176	—		—		15.93	03/11/2015	03/11/2022	—	—		—
	29,050	—		—		19.13	03/22/2016	03/22/2023	—	—		—
	17,430	—		—		19.13	03/22/2016	03/22/2023	—	—		—
	43,955	14,652	(1)	—		18.04	03/10/2017	03/10/2024	—	—		—
	12,848	12,849	(1)	—		21.98	03/12/2018	03/12/2025	—	—		—
	4,991	14,976	(1)	—		24.43	03/12/2019	03/12/2026	—	—		—
	—	—		33,245	(1)(3)	23.09	03/12/2020	03/12/2027	—	—		—
	—	—		—		—	—	—	03/10/2017	1,213	(2)	28,045
	—	—		—		—	—	—	03/12/2018	4,152	(2)	95,994
	—	—		—		—	—	—	03/12/2019	5,679	(2)	131,298
	—	—		—		—	—	—	03/12/2020	8,878	(2)	205,259

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Award Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Todd C. Bennett	745	—		—		15.93	03/11/2015	03/11/2022	—	—		—
	8,507	—		—		16.74	10/01/2015	10/01/2022	—	—		—
	31,285	—		—		19.13	03/22/2016	03/22/2023	—	—		—
	18,771	—		—		19.13	03/22/2016	03/22/2023	—	—		—
	43,955	14,652	(1)	—		18.04	03/10/2017	03/10/2024	—	—		—
	12,848	12,849	(1)	—		21.98	03/12/2018	03/12/2025	—	—		—
	5,396	16,191	(1)			24.43	03/12/2019	03/12/2026	—	—		—
				36,488	(1)(3)	23.09	03/12/2020	03/12/2027
	—	—		—		—	—	—	03/10/2017	2,426	(2)	56,186
	—	—		—		—	—	—	03/12/2018	6,228	(2)	144,240
	—	—		—		—	—	—	03/12/2019	8,186	(2)	189,588
									03/12/2020	9,744	(2)	225,281

Randall J. Myers	—	14,652	(1)	—		18.04	03/10/2017	03/10/2024	—	—		—
	—	12,849	(1)	—		21.98	03/12/2018	03/12/2025	—	—		—
	5,396	16,191	(1)	—		24.43	03/12/2019	03/12/2026	—	—		—
	—	—		36,488	(1)(3)	23.09	03/12/2020	03/12/2027	—	—		—
	—	—		—		—	—	—	03/10/2017	1,213	(2)	28,045
	—	—		—		—	—	—	03/12/2018	4,152	(2)	95,994
	—	—		—		—	—	—	03/12/2019	6,140	(2)	141,957
	—	—		—		—	—	—	03/12/2020	9,744	(2)	225,281

_____________________________________________
(1)These unvested options vest in equal 1/4th increments on each anniversary of the grant date over the first four years of the option term.
(2)The restrictions applicable to these awards lapse with respect to 1/4th of the total shares subject to the grant each year on each anniversary of the grant date, beginning on the first anniversary of the grant date.
(3)Represents Performance Options that vest upon achievement of certain operating profit and revenue targets in 2020 assuming target performance is achieved. The Performance Options are subject to an over/underachievement scale with possible payouts of 0% to 200% of the target amount based on financial results between specified minimum and maximum performance levels of the performance targets. The target amount represents the level where the performance equals the targeted award amount. As discussed above under “Compensation Discussion and Analysis - Long-Term Equity-Based Incentives,” the applicable performance objectives were achieved at 200% of target, so the number of Performance Options that remain eligible to vest (subject to continued time-based vesting) are 200% of the number of target Performance Options granted (648,686, 85,950, 66,490, 72,976 and 72,976 for Messrs. Shamir, Currie, Rew, Bennett and Myers, respectively).

Option Exercises And Stock Vested in 2020

    The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2020 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Nachum Shamir	500,000	8,123,792	26,489	639,486
Harriss T. Currie	11,217	119,573	6,658	160,000
Richard W. Rew	33,526	771,100	5,182	124,529
Todd C. Bennett	—	—	5,335	128,061
Randall J. Myers	151,200	1,957,534	5,335	128,061
________________________________________
(1)The value realized upon the vesting of restricted stock shown in the table is calculated based upon the closing price of our common stock on the Nasdaq on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following tables show for each of our named executive officers the estimated amount of potential payments, as well as the estimated value of continuing benefits, assuming the executive’s employment terminated or a change in control occurred, in either case effective December 31, 2020 and based on compensation and benefit levels in effect on December 31, 2020. Due to the numerous factors involved in estimating these amounts, the actual benefits and amounts payable can only be determined at the time of an executive’s termination from the Company.

Nachum “Homi” Shamir
Executive Benefits and Payments Upon Separation	Voluntary Termination($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	—	—	780,000	—	1,170,000	—	780,000	780,000
Non-equity Incentive Compensation (Bonus) (1)	—	—	2,029,359	—	2,029,359	—	2,029,359	2,029,359
Accelerated Vesting of Options (2)	—	—	—	—	525,044	525,044	525,044	525,044
Accelerated Vesting of Restricted Stock (2)	—	—	—	—	1,253,959	1,253,959	1,253,959	1,253,959
Continuation of Insurance Benefits (3)	—	—	37,903	—	37,903	—	37,903	37,903
Total	—	—	2,847,262	—	5,016,265	1,779,003	4,626,265	4,626,265
________________________________________

(1)The cash severance entitlement is described under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”
(2)Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2020 ($23.12 per share as reported on the Nasdaq) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2020 is also used to calculate accelerated vesting of restricted stock amounts. In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of the projected achievement of the Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion. Such Performance Options for 2020 are included in this table at actual achievement of 200% to the extent that they are in-the-money.
(3)Reflects the present value of the long-term disability, short-term disability and medical premiums the executive would be entitled to for a period of 18 months following the termination date together with the amount of the contribution for the executive under Luminex’s 401(k) Retirement Plan for the prior plan year. Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2020, the premiums in effect on such date and the contributions made to Luminex’s 401(k) Retirement Plan for the prior plan year.

Harriss T. Currie
Executive Benefits and Payments Upon Separation	Voluntary Termination($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	—	—	455,000	—	455,000	—	455,000	455,000
Non-equity Incentive Compensation (Bonus) (1)	—	—	183,131	—	183,131	—	183,131	183,131
Accelerated Vesting of Options (2)	—	—	—	—	116,937	116,937	116,937	116,937
Accelerated Vesting of Restricted Stock (2)	—	—	—	—	593,999	593,999	593,999	593,999
Continuation of Insurance Benefits (3)	—	—	27,131	—	27,131	—	27,131	27,131
Total	—	—	665,262	—	1,376,198	710,936	1,376,198	1,376,198
________________________________________

(1)The cash severance entitlement is described under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”
(2)Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2020 ($23.12 per share as reported on the Nasdaq) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2020 is also used to calculate accelerated vesting of restricted stock amounts. In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of the projected achievement of the Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion. Such Performance Options for 2020 are included in this table at actual achievement of 200% to the extent that they are in-the-money.
(3)Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date. Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2020 and the premiums in effect on such date.

Richard W. Rew
Executive Benefits and Payments Upon Separation	Voluntary Termination ($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	—	—	398,000	—	398,000	—	398,000	398,000
Non-equity Incentive Compensation (Bonus) (1)	—	—	145,828	—	145,828	—	145,828	145,828
Accelerated Vesting of Options (2)	—	—	—	—	91,075	91,075	91,075	91,075
Accelerated Vesting of Restricted Stock (2)	—	—	—	—	460,597	460,597	460,597	460,597
Continuation of Insurance Benefits (3)	—	—	15,287	—	15,287	—	15,287	15,287
Total	—	—	559,115	—	1,110,787	551,672	1,110,787	1,110,787
________________________________________

(1)The cash severance entitlement is described under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”
(2)Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2020 ($23.12 per share as reported on the Nasdaq) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2020 is also used to calculate accelerated vesting of restricted stock amounts. In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of the projected achievement of the Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion. Such Performance Options for 2020 are included in this table at actual achievement of 200% to the extent that they are in-the-money.
(3)Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date. Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2020 and the premiums in effect on such date.

Todd C. Bennett
Executive Benefits and Payments Upon Separation	Voluntary Termination($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	—	—	373,000	—	373,000	—	373,000	373,000
Non-equity Incentive Compensation (Bonus) (1)	—	—	135,788	—	135,788	—	135,788	135,788
Accelerated Vesting of Options (2)	—	—	—	—	91,269	91,269	91,269	91,269
Accelerated Vesting of Restricted Stock (2)	—	—	—	—	491,277	491,277	491,277	491,277
Continuation of Insurance Benefits (3)	—	—	27,131	—	27,131	—	27,131	27,131
Total	—	—	535,919	—	1,118,465	582,546	1,118,465	1,118,465
________________________________________

(1)The cash severance entitlement is described under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”
(2)Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2020 ($23.12 per share as reported on the Nasdaq) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2020 is also used to calculate accelerated vesting of restricted stock amounts. In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of the projected achievement of the Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion. Such Performance Options for 2020 are included in this table at actual achievement of 200% to the extent that they are in-the-money.
(3)Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date. Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2020 and the premiums in effect on such date.

Randall J. Myers
Executive Benefits and Payments Upon Separation	Voluntary Termination($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	—	—	363,000	—	363,000	—	363,000	363,000
Non-equity Incentive Compensation (Bonus) (1)	—	—	127,650	—	127,650	—	127,650	127,650
Accelerated Vesting of Options (2)	—	—	—	—	91,269	91,269	91,269	91,269
Accelerated Vesting of Restricted Stock (2)	—	—	—	—	491,277	491,277	491,277	491,277
Continuation of Insurance Benefits (3)	—	—	—	—	—	—	—	—
Total	—	—	490,650	—	1,073,196	582,546	1,073,196	1,073,196
________________________________________

(1)The cash severance entitlement is described under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”
(2)Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2020 ($23.12 per share as reported on the Nasdaq) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2020 is also used to calculate accelerated vesting of restricted stock amounts. In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of the projected achievement of the Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion. Such Performance Options for 2020 are included in this table at actual achievement of 200% to the extent that they are in-the-money.
(3)Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date. Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2020 and the premiums in effect on such date.

Director Compensation for 2020

    The following table summarizes the compensation paid with respect to the fiscal year ended December 31, 2020 to each of the Company’s non-employee directors:

Name	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($) (1) (3)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Stephen L. Eck, M.D., Ph.D.	—	169,592	—	—	169,592
Thomas W. Erickson	—	178,886	—	—	178,886
Jim D. Kever	62,000	116,978	—	—	178,978
Dijuana K. Lewis	50,000	98,970	—	—	148,970
Kevin M. McNamara	—	198,857	—	—	198,857
Edward A. Ogunro, Ph.D.	77,783	152,024	—	—	229,807
Kenneth Samet	—	178,886	—	—	178,886
____________________________________

(1)The amounts shown in this column represent aggregate grant date fair value of awards calculated in accordance with ASC 718. All grants of restricted stock were made under the Luminex Corporation 2018 Equity Incentive Plan and are subject to individual award agreements, the forms of which were previously filed with the SEC. As of December 31, 2020, the aggregate number of unvested restricted stock outstanding for each of the Company’s non-employee directors was as follows: Eck - 4,320 shares, Erickson - 4,185 shares, Kever - 3,696 shares, Lewis - 3,127 shares, McNamara - 4,627 shares, Ogunro - 5,046 shares and Samet - 4,185 shares.
(2)All prior option awards vested before 2020. As of December 31, 2020, there were no shares subject to option awards outstanding for any of the Company’s non-employee directors.
(3)As noted below in the Narrative to Director Compensation Table, non-employee directors may elect to defer receipt of the annual cash payments and the annual stock retainer by electing to receive restricted stock units settled at a future date. The grant date fair values of the deferred restricted stock units elected to be received in 2020 in lieu of the annual cash payments and the annual stock retainer are as follows: Eck - $169,592, Erickson - $178,886, Kever - $0, Lewis - $0, McNamara - $198,857, Ogunro - $0 and Samet - $178,886.

Narrative to Director Compensation Table

Following the completion of its review of the appropriateness of our non-employee director compensation policy in light of our objectives described below, the compensation policy for our non-employee directors for 2020 was reviewed by the Compensation Committee’s independent compensation advisor, the HumInt, Inc., recommended by our Compensation Committee and approved by our Board. This policy was designed to offer competitive, equitable and consistent compensation for the value of the Board and Committee service and Committee Chairmanship, and to offer the appropriate level and mix of compensation to position the Board’s compensation at the median of market levels for our peer group companies. We also have adopted stock ownership guidelines for our directors to further promote this alignment of interests, which can be found in our Corporate Governance Guidelines and described under “Compensation Discussion and Analysis - Additional Disclosures - Stock Ownership Guidelines.”

The Director Compensation Table reflects the following compensation policy for our non-employee directors for 2020 (the “Policy”), and the individual choices made by each non-employee director with respect to compensation for their services during 2020 based on the Policy:

Annual Retainer
Annual Cash Retainer for Board and Committee Meetings	$50,000

Additional Annual Retainers
Chairman of the Board or Lead Independent Director (if Chairman is not independent)	$50,000
Executive Committee Chair	$12,000
Compensation Committee Chair	$12,000
Audit Committee Chair	$20,000
Nominating and Corporate Governance Committee Chair	$12,000
Strategy and Development Committee Chair	$12,000

Annual retainers for non-employee directors and Board and committee chairs are payable quarterly in arrears. Non-employee directors have the option of accepting all or any part of the foregoing cash retainer payments in the form of restricted stock. Restricted stock received in lieu of cash retainers is granted at the annual meeting and vests quarterly on the quarterly cash payment dates, subject to continued services by directors as a director or chairperson, as applicable. Non-employee directors may also elect to defer receipt of such restricted stock in lieu of cash payments and the annual stock retainer as described below. Non-employee directors do not receive additional compensation for attendance at Board meetings.

Non-employee directors also were eligible to receive restricted stock awards in the amounts below in 2020. The restricted stock was issued pursuant and subject to the terms of the Company’s 2018 Equity Incentive Plan and individual award agreements, the forms of which were previously filed with the SEC and vest on the date that is the earlier of (i) one year following the grant date or (ii) the following year’s annual meeting of stockholders in the event the grantee is not re-elected to serve as a director of the Company at such annual meeting. Annual grants of restricted stock were made on the date of the annual meeting of stockholders.

Fair Market Value of Restricted Stock Award on Date of Grant
Each Continuing Board Member	$99,000

Additional Grants
Chairman of the Board or Lead Independent Director (if Chairman is not independent)	$60,000
Executive Committee Chair	$18,000
Compensation Committee Chair	$18,000
Audit Committee Chair	$30,000
Nominating and Corporate Governance Committee Chair	$18,000
Strategy and Development Committee Chair	$18,000

Non-employee directors may annually make an election to defer (i) the annual restricted stock award and (ii) all or a portion of the annual cash retainers by electing to receive restricted stock units settled at a future date, generally retirement or resignation from the Board or other termination of service. Such restricted stock units vest on the date that is the earlier of (i) one year following the grant date or (ii) the following year’s annual meeting of stockholders in the event the grantee is not re-elected to serve as a director of the Company at such annual meeting. Restricted stock units related to these deferrals from 2008 through 2020 held as of December 31, 2020 are as follows: Eck – 33,420 shares, Erickson – 107,256 shares, Kever – 60,174 shares, Lewis - 0 shares, McNamara – 75,297 shares, Ogunro – 49,729 shares and Samet – 16,695 shares.

In addition, non-employee directors are reimbursed for reasonable expenses incurred to attend Board and committee meetings and other Company-related business meetings if a Board member’s presence is requested, as well as director education programs.

Our directors who are also employees (Mr. Shamir only) receive no additional compensation for their services as director.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2020[1], certain information with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	(A)	(B)(2)	(C)
Equity compensation plans approved by security holders(1)	4,339,804	$21.25	2,468,864
Equity compensation plans not approved by security holders	—	$—	—
Total	4,339,804		2,468,864
(1) Includes approximately 570,000 shares that are issuable upon vesting of outstanding restricted stock units. The remaining balance consists of outstanding stock option grants.
(2) The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 22, 2021 (unless otherwise noted) for:
•each of our directors;
•each of our named executive officers;
•each person who is known by us to beneficially own more than five percent (5%) of the outstanding shares of our common stock; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes shares as to which a person has sole or shared voting or investment power and also includes any shares which a person has the right to acquire within 60 days after March 22, 2021 through the vesting and/or exercise of any equity award or other right. Except as otherwise indicated, the named persons below have sole voting and investment power with respect to beneficially owned shares or shares such voting and investment power with his or her spouse. The number of shares shown does not include the interest of certain persons in shares held by certain family members in their own right. The inclusion of any such shares, however, does not constitute an admission that the named person is a direct or indirect beneficial owner of such shares for other purposes.
The percentages of shares outstanding provided in the table are based on 47,304,319 shares outstanding as of March 22, 2021. Shares issuable upon the exercise of options that are exercisable within 60 days after March 22, 2021 and restricted stock units which are able to be settled in stock at the holder’s election within 60 days after March 22, 2021 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

	Common Stock Beneficially Owned
Beneficial Owner	Number of Shares Owned (1)	Total as a Percentage of Shares Outstanding
Directors and Named Executive Officers (2)
Stephen L. Eck, M.D., Ph.D.	37,907	*
Thomas W. Erickson	186,815	*
Jim D. Kever	229,886	*
Dijuana K. Lewis	6,955	*
Kevin M. McNamara	99,853	*
Edward A. Ogunro, Ph.D.	60,721	*
Kenneth A. Samet	19,738	*
Nachum “Homi” Shamir	1,192,701	2.5%
Harriss T. Currie	529,676	1.1%
Richard W. Rew	209,412	*
Todd C. Bennett	92,296	*
Randall J. Myers	99,624	*

All directors and executive officers as a group (15) persons	3,126,056	6.6%

Other 5% Stockholders
BlackRock, Inc. (4) 55 East 52nd Street New York, New York 10055	8,163,784	17.3%
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	5,228,690	11.1%
RGM Capital, LLC (7) 9010 Strada Stell Court, Suite 105 Naples, FL 34109	2,703,199	5.7%
*  Less than 1%.

(1)Includes shares issuable upon the exercise of currently exercisable options as well as those options which will become exercisable within 60 days after March 22, 2021, as follows: Dr. Eck - 0 shares; Mr. Erickson - 0 shares; Mr. Kever - 0 shares; Ms. Lewis – 0 shares; Mr. McNamara - 0 shares; Dr. Ogunro - 0 shares; Mr. Samet – 0 shares; Mr. Shamir – 952,046 shares; Mr. Currie - 286,506 shares; Mr. Rew - 162,140 shares; Mr. Bennett - 44,717 shares; Mr. Myers - 50,113 shares; and all directors and executive officers as a group - 1,713,485 shares. In addition, includes shares issuable upon the vesting of restricted stock unit awards, the vesting of which has been deferred until termination of the individual’s service as a director, as follows: Dr. Eck - 33,420 shares; Mr. Erickson - 107,611 shares; Mr. Kever - 60,381 shares; Ms. Lewis – 0 shares; Mr. McNamara - 75,541 shares; Dr. Ogunro - 49,885 shares; and Mr. Samet - 16,738 shares.
(2)The applicable address for all directors and named executive officers is c/o Luminex Corporation, 12212 Technology Boulevard, Austin, Texas 78727.
(3)This information is as of December 31, 2020, and is based solely on a Schedule 13G/A filed by BlackRock, Inc. on February 4, 2021. BlackRock, Inc. is a holding company as defined in Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934, as amended, and reports sole voting power as to 7,957,670 shares and sole dispositive power as to 8,163,784 shares.
(4)This information is as of December 31, 2020, and is based solely on a Schedule 13G/A filed by The Vanguard Group on February 8, 2021. The Vanguard Group is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934, as amended, and reports sole voting power as to 0 shares, sole dispositive power as to 5,094,596 shares, shared voting power as to 100,751 shares and shared dispositive power as to 134,094 shares.
(5)This information is as of December 31, 2020, and is based solely on a Schedule 13G filed by RGM Capital, LLC on February 12, 2021. RGM Capital, LLC is a holding company as defined in Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934, as amended and an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934, as amended, and reports shared voting power and shared dispositive power as to 2,703,199 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Since the beginning of the last fiscal year, we are aware of no related party transactions between us and any of our directors, nominees for director, executive officers, 5% stockholders or their immediate family members which require disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

    We have adopted a written related party transaction policy, administered by our Audit Committee, that requires the Audit Committee (or the chair of the Audit Committee in certain instances with respect to de minimus transactions) to review and either ratify, approve or disapprove all “Interested Transactions,” subject to certain exceptions for specified “pre-approved transactions” not believed to create a material interest with respect to a “Related Party.”  “Interested Transactions” are generally defined to include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•the aggregate amount involved exceeds, or will or may be expected to exceed, $120,000 in any calendar year;
•the Company was, is or will be a participant; and
•any Related Party had, has or will have a direct or indirect material interest.

For purposes of the policy, a “Related Party” is any:

•person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;
•greater than 5% beneficial owner of the Company’s common stock;
•immediate family member of any of the foregoing; or
•firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

    In determining whether to approve or ratify an Interested Transaction under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the Interested Transaction and take into account factors such as the Related Party’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits to the Company of the transaction. No director is to participate in the approval of an Interested Transaction for which he or she is a Related Party or otherwise has a direct or indirect interest.

    In addition, the Audit Committee is to review and assess ongoing Interested Transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated. Our related party transaction policy has been incorporated into our Code of Compliance, which can be viewed at the “Investor Relations” section of our website at www.luminexcorp.com.

DELINQUENT Section 16(A) REPORTS

    Under the securities laws of the United States, our directors, executive officers and any persons holding more than ten percent of our common stock are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any failure of such persons to file by those dates. Based solely upon the copies of Section 16(a) reports that we have received from such persons for their transactions in 2020 and written representations to the Company that we have received from such persons that no other reports were required, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and ten-percent beneficial owners for 2020, except for one Form 4 filed late with respect to an exempt transaction for each of Messrs. McNamara and Ogunro.

EXPENSES AND SOLICITATION

We will bear the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail, Internet, or other electronic medium by certain of our directors, officers and regular employees, without additional compensation. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company’s common stock held of record by such persons, and the Company will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

    It is contemplated that our 2022 annual meeting of stockholders will take place in May 2022. Stockholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2021 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 if such proposals are received by us before the close of business on December 3, 2021. Notices of stockholders’ proposals submitted outside the processes of Rule 14a-8 will be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in our bylaws, if such notices are filed with our Secretary not earlier than February 19, 2022 nor later than April 20, 2022 in the manner specified in the bylaws. For proposals that are not timely filed, we retain discretion to vote proxies that we receive. For proposals that are timely filed, we retain discretion to vote proxies that we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement. In order to curtail any controversy as to the date on which a proposal was received by us, we suggest that stockholders submit their proposals by certified mail, return receipt requested.

TRANSACTION OF OTHER BUSINESS

    At the date of this proxy statement, the only business which the Board intends to present or knows that others will present at the Meeting is as set forth above. If any other matter or matters are properly brought before the Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

    UPON WRITTEN REQUEST OF ANY STOCKHOLDER TO RICHARD REW, CORPORATE SECRETARY, LUMINEX CORPORATION, 12212 TECHNOLOGY BOULEVARD, AUSTIN, TEXAS 78727, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Austin, Texas
March 31, 2021

DIRECTIONS TO ANNUAL MEETING

From Austin Bergstrom International Airport: exit the airport, proceeding West on Hwy 71. Take Hwy 183 North. Take the Oak Knoll exit. Proceed through the light at Oak Knoll. Turn right onto Technology Boulevard. Turn left into the driveway by the curbside Luminex sign.

ANNEX A

LUMINEX CORPORATION

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
INTRODUCTION

1.1    AMENDMENT AND RESTATEMENT OF PLAN. Luminex Corporation, a Delaware corporation (the “Company”), adopted the Luminex Corporation Employee Stock Purchase Plan (the “Plan”), effective May 17, 2012 and amended and restated the Plan upon its approval by the stockholders of the Company on May 17, 2018. The Company now desires to further amend and restate the Plan, effective May 20, 2021, upon its approval by the stockholders of the Company, to add an additional 416,965 shares of common stock to the Plan and to make administrative changes to the Plan.

1.2    PURPOSE. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become stockholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and stockholders.

1.3    QUALIFICATION. This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options. The Company makes no undertakings nor representations to maintain the qualified status of this Plan or any options issued hereunder. In addition, options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted under this Plan pursuant to the rules, procedures, subplans or offerings adopted by the Plan Administrator for non-U.S. Employees, as consistent and in accordance with Section 423 of the Code and the Treasury Regulations issued thereunder.

1.4    RULE 16B-3 COMPLIANCE. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

ARTICLE II.
DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1    BOARD OF DIRECTORS. The Board of Directors of the Company.

2.2    CLOSING MARKET PRICE. The closing price of the Stock as reported in the consolidated trading of the NASDAQ Global Market listed securities; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the NASDAQ Global Market, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.3    CODE. The Internal Revenue Code of 1986, as amended from time to time.

2.4    COMMENCEMENT DATE. The first day of each Option Period.

2.5    CONTRIBUTION ACCOUNT. The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.

2.6    EFFECTIVE DATE. May 18, 2017.

2.7    EMPLOYEE. Each employee of the Employer except any employee whose customary employment is twenty (20) hours per week or less. The Administrator may determine, as to any Option Period, that the offer will not be extended to highly compensated Employees within the meaning of Section 414(q) of the Code.

2.8    EMPLOYER. The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a Subsidiary under Section 2.19 hereof and that such corporation does not affirmatively disavow this Plan. For purposes of this Plan, the term “corporation” means a corporation as defined in Section 1.421-1(i)(1) of the Treasury Regulations, which definition includes a foreign corporation (as defined in Section 7701(a)(5) of the Code) and a limited liability company taxable as a corporation for all Federal tax purposes.

2.9    EXERCISE DATE. The last trading date of each Option Period on the NASDAQ Global Market.

2.10    EXERCISE PRICE. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

2.11    FIVE-PERCENT STOCKHOLDER. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under stock options shall not be counted in the total of outstanding shares in the denominator, in accordance with Treasury Regulation 1.423-2(d)(1) and (2).

2.12    GRANT DATE. The first trading date of each Option Period on the NASDAQ Global Market.

2.13    OPTION PERIOD. Shall mean the period established in advance by the Plan Administrator during which payroll deductions shall be collected to purchase Stock pursuant to an offering under this Plan. Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Plan’s Option Periods shall mean successive periods of six (6) consecutive months (i) commencing on June 1 and ending on November 30 and (ii) commencing on December 1 and ending on May 31.

2.14    Non-423(b) Offering. Shall mean the rules, offerings, procedures or sub-plans, if any, adopted by the Plan Administrator as a part of this Plan, pursuant to which options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted to non-US Employees.

2.15    PARTICIPANT. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan. The Plan Administrator may provide that any non-US Employees of any Subsidiary shall only be eligible to participate in a separate offering not intended to qualify under Section 423 of the Code.

2.16    PLAN. The Amended and Restated Luminex Corporation Employee Stock Purchase Plan.

2.17    PLAN ADMINISTRATOR. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

2.18    STOCK. Those shares of common stock of the Company which are reserved pursuant to Section
6.1 for issuance upon the exercise of options granted under this Plan.

2.19    SUBSIDIARY. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Administrator may provide that the non-U.S. Employees of any designated Subsidiary shall only be eligible to participate in a Non-423(b) Offering.

ARTICLE III.
STOCKHOLDER APPROVAL

3.1    STOCKHOLDER APPROVAL REQUIRED. This amended and restated Plan must be approved by the stockholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.

3.2    STOCKHOLDER APPROVAL FOR CERTAIN AMENDMENTS. Without the approval of the stockholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by stockholders must occur within one (1) year of such amendment or such amendment shall be void ab initio, comply with applicable provisions of the corporate certificate of incorporation and bylaws of the Company, and comply with Delaware law prescribing the method and degree of stockholder approval required for issuance of corporate stock or options.

ARTICLE IV.
ELIGIBILITY AND PARTICIPATION

4.1    CONDITIONS. Each Employee shall become eligible to become a Participant on the Commencement Date next following the date he is initially employed by the Employer. No Employee who is a Five-Percent Stockholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

4.2    APPLICATION FOR PARTICIPATION. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form (or on-line enrollment process as determined by the Plan Administrator) and file it with his Employer or the third party plan administrator appointed by the Plan Administrator, no later than fifteen (15) days prior to the next Commencement Date (the “Enrollment Period”). The duration and timing of any Enrollment Periods may be changed or modified by the Plan Administrator from time to time. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of fifteen percent (15%) of base pay). If any Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.

4.3    DATE OF PARTICIPATION. All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

4.4    ACQUISITION OR CREATION OF SUBSIDIARY. If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, and in accordance with Section 423 of the Code, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation, or attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.

ARTICLE V.
CONTRIBUTION ACCOUNT

5.1    EMPLOYEE CONTRIBUTIONS. The enrollment form signed or executed on- line, as determined by the Plan Administrator, by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than twenty dollars ($20.00) nor more than an amount which is up to fifteen percent (15%) of the Participant’s base pay on the Commencement Date. The permitted deferral amounts, including any minimum or maximum limit, may be changed or modified by the Plan Administrator from time to time. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan, as applicable. Unless otherwise determined by the Plan Administrator with respect to an Option Period or Non-423(b) Offering, the dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. Unless otherwise determined by the Plan Administrator with respect to an Option Period or Non-423(b) Offering, no interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.

5.2    MODIFICATION OF CONTRIBUTION RATE. No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form or on-line form with the Employer or third party administrator, as determined by the Plan Administrator, during the applicable Enrollment Period designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from May 22 through May 31 and November 21 through November 30) that he wishes to discontinue his contributions. This notice shall be in writing or made on-line, as determined by the Plan Administrator, or on such forms as provided by the Employer and shall become effective within 30 days from the date completed. The Participant shall become eligible to recommence contributions on the next Commencement Date.

5.3    WITHDRAWAL OF CONTRIBUTIONS. A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from May 22 through May 31 and November 21 through November 30). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

5.4    LIMITATIONS ON CONTRIBUTIONS. During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant’s base pay for the Option Period. If a Participant’s total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest. The permitted deferral amounts, including any minimum or maximum limit, may be changed or modified by the Plan Administrator from time to time.

ARTICLE VI.
ISSUANCE AND EXERCISE OF OPTIONS

6.1    RESERVED SHARES OF STOCK. Subject to adjustment as provided in Section 10.3, the cumulative maximum aggregate number of shares of Stock from inception of this Plan that may be issued under the Plan is 916,958, all of which may be issued pursuant to the employee stock purchase plan qualifying under Section 423 of the Code. If any option granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such option shall again become available for issuance under the Plan.

6.2    ISSUANCE OF OPTIONS. On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6. All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

6.3    DETERMINATION OF EXERCISE PRICE. Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Exercise Price of the options granted under this Plan for any Option Period shall be eighty-five percent (85%) of the lesser of the Closing Market Price of the Stock on the Grant Date or the Exercise Date.

6.4    PURCHASE OF STOCK. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account. Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to him in cash, without interest.

6.5    TERMS OF OPTIONS. Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code. Notwithstanding the foregoing, options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted under this Plan pursuant to the rules, procedures, subplans or offerings adopted by the Plan Administrator for non-U.S. Employees, as provided for and in accordance with Section 423 of the Code and the Treasury Regulations thereunder.

6.6    LIMITATIONS ON OPTIONS. The options granted hereunder are subject to the following limitations:

(a)    The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date, subject to the limit provided for in Section 6.6(b) herein, shall be five thousand (5,000) shares. This maximum number of shares shall be adjusted as determined by the Plan Administrator in accordance with, and upon the occurrence of an event described in, Section 10.3. Any amounts contributed by a Participant during an Option Period which may not be used to purchase Stock due to the share limit under this Section 6.6(a) shall be returned to the participant in cash, without interest.

(b)    No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other Plan of the Employer or a parent or Subsidiary thereof which is qualified under Section 423 of the Code) having a market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased) as provided in Section 423(b)(8) of the Code.

(c)    No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Stockholder.

(d)    No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

6.7    PRO-RATA REDUCTION OF OPTIONED STOCK. If the total number of shares of Stock to be purchased under options by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants, without interest.

6.8    STATE SECURITIES LAWS. Notwithstanding anything to the contrary contained herein and to the extent permitted by Section 423 of the Code, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State or foreign (or other applicable) securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock, without interest.

ARTICLE VII.
TERMINATION OF PARTICIPATION

7.1    TERMINATION OF EMPLOYMENT. Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

7.2    LEAVE OF ABSENCE. In the event that a Participant takes an approved unpaid leave of absence which meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and 1.423-2(e)(5) so that the Participant is considered to be employed during such leave of absence, his or her payroll deductions shall automatically cease (and no additional contributions to the Plan may be made unless participation is required by local law while on unpaid leave) and unless otherwise elected by the Participant pursuant to Section 5.2 of the Plan, any amounts remaining in his or her payroll deduction account shall be used to purchase stock on the next Exercise Date. Paid leaves of absence which meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and 1.423- 2(e)(5) shall have no effect an Employee’s participation in the Plan. If a participant takes a leave of absence that is treated as a termination of employment under Treasury Regulation Section 1.421-1(h)(2) and 1.423-2(e)(5), then for purposes of the Plan the Participant shall be considered to have terminated his or her employment and withdrawn from the Plan as provided in Section 7.1.

ARTICLE VIII.
OWNERSHIP OF STOCK

8.1    ISSUANCE OF STOCK. As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period. Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period. Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant.

8.2    PREMATURE SALE OF STOCK. If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan:

(i)    prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

(ii)    prior to one (1) year after the Exercise Date on which such shares were obtained, that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

8.3    RESTRICTIONS ON SALE. The Plan Administrator may, in its sole discretion, and in accordance with Section 423 of the Code, place restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period. The restrictions may prevent the sale, transfer or other disposition of any shares of Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer). If certificates are issued pursuant to Section 8.1 for shares that are restricted, the certificates shall, in the discretion of the Plan Administrator, contain a legend disclosing the nature and duration of the restriction. Any such restrictions and exceptions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable. In addition, such restrictions and exceptions shall remain applicable during subsequent Option Periods unless otherwise determined by the Plan Administrator. If the Plan Administrator should change or eliminate the restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.

8.4    TRANSFER OF OWNERSHIP. A Participant who purchases shares of Stock under this Plan shall be transferred at such time substantially all of the rights of ownership of such shares of Stock in accordance with the Treasury Regulations promulgated under Section 423 of the Code as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan and the Employer’s written policies and procedures.

ARTICLE IX.
ADMINISTRATION AND AMENDMENT

9.1    ADMINISTRATION. The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, (vi) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.3, (vii) adopt such rules or offerings as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of the options or otherwise provide for the participation by Employees who reside outside of the U.S., including determining which Employees are eligible to participate in a Non-423(b) Offering or other subplans established by the Plan Administrator, (viii) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars and permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms.

The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2    AMENDMENT. The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant, without interest. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 or as otherwise required to obtain shareholder approval by applicable law, including Section 423 of the Code, shall become effective until and unless such amendment is approved by the stockholders of the Company in accordance with the approval requirements of Section 3.2.

ARTICLE X.
MISCELLANEOUS

10.1    EXPENSES. The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

10.2    NO CONTRACT OF EMPLOYMENT. Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.3    ADJUSTMENT UPON CHANGES IN STOCK. The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward. It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

10.4    ACQUISITIONS AND DISPOSITIONS. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Section 423 of the Code, create special Option Periods for individuals who become Employees of an Employer that was not previously participating in the Plan solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and, notwithstanding any other Section of this Plan, may provide for special purchase dates for Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Subsidiary or a portion of the Company, which Option Periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances, in accordance with Section 423 of the Code.

10.5    EMPLOYER’S RIGHTS. The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.6    LIMIT ON LIABILITY. No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers, directors or agents, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any stockholder, officer, director or agent as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

10.7    GENDER AND NUMBER. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.8    GOVERNING LAW. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury Regulations promulgated thereunder.

10.9    HEADINGS. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.10    SEVERABILITY. To the extent any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall, to the extent unenforceable or invalid, be deemed inapplicable and omitted in any applicable jurisdiction only, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law and such unenforceable or invalid provision shall be replaced with a provision that is valid and enforceable to the maximum extent permitted by applicable law.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, the Employer has adopted this Plan as of the __ day of , 2021, to be effective as of the Effective Date (subject to approval by the Company’s stockholders at the 2021 Annual Meeting of Stockholders).

LUMINEX CORPORATION

By: ______________________________
Name: ___________________________
Title: ____________________________

ATTEST:

ANNEX B

LUMINEX CORPORATION 2018 EQUITY INCENTIVE PLAN

As Amended and Restated May 20, 2021

Section 1.    Purpose.

This plan shall be known as the “Luminex Corporation 2018 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Luminex Corporation (the “Company”) and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders.

Section 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1    “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

2.2    “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

2.3    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not unless otherwise provided by the Committee, be executed or acknowledged by a Participant.

2.4    “Board” shall mean the Board of Directors of the Company.

2.5    “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the
Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

2.6    “Change in Control” shall mean the happening of one of the following:

(a)    any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(b)    as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(c)    during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Notwithstanding the foregoing, (i) unless otherwise provided in an applicable Award Agreement, solely for purposes of determining the timing of any payments with respect to any Award constituting a "deferral of compensation" subject to Section 409A of the Code, a Change in Control shall be limited to a "change in the ownership” of the Company, a "change in the effective control” of the Company, or a "change in the ownership of a substantial portion of the assets” of the Company as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change in Control of the Company (e.g., upon the announcement, commencement, or shareholder approval of any event or transaction that, if completed, would result in a change in control of the Company).
2.7    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.8    “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and (ii) “independent” within the meaning of the listing standards of the Nasdaq Global Select Market.

2.9    “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

2.10    “Director” shall mean a member of the Board.

    2.11    “Director Service Period” means the greater of (a) the approximately one year period beginning with an annual meeting of the Company’s shareholders and ending immediately prior to the next succeeding annual meeting of the Company’s shareholders, or (b) fifty (50) weeks from the date of grant.

2.12    “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

2.13    “Early Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

2.14    “Effective Date” shall have the meaning provided in Section 16.1 of the Plan.

2.15    “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or
Affiliate.
2.16    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.17    “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the Nasdaq Global Select Market, or any other market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

2.18    “Good Reason” shall mean, unless otherwise provided in an Award Agreement, (i) a material reduction in a
Participant’s position, authority, duties or responsibilities, (ii) any material reduction in a Participant’s annual base salary as in effect immediately prior to a Change in Control; (iii) the relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than 30 miles from the location at which the Participant performed such duties prior to the Change in Control; or (iv) the failure by the Company or its successor to continue to provide the Participant with benefits substantially similar in aggregate value to those enjoyed by the Participant under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Participant was participating immediately prior to a Change in Control, unless the Participant is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.
2.19    “Grant Price” shall mean the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.

2.20    “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under
Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21    “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.
2.22    “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

2.23    “Normal Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.

2.24    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

2.25    “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

2.26    “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, an Other Stock-Based Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

2.27    “Outside Director” shall mean, with respect to the grant of an Award, a member of the Board then serving on the Committee.

2.28    “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

2.29    “Performance Award” shall mean any Award granted under Section 8 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.
2.30    “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.31    “Restricted Share” shall mean any Share granted under Sections 7 to 10 of the Plan.

2.32    “Restricted Share Unit” shall mean any unit granted under Sections 7 to 10 of the Plan.

2.33    “Retirement” shall mean Normal or Early Retirement.

2.34    “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

2.35    “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.36    “Separation from Service” or “Separates from Service” shall have the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.37    “Shares” shall mean shares of the common stock, $0.001 par value, of the Company.

2.38    “Share Reserve” shall have the meaning set forth in Section 4.1 hereof.

2.39    “Specified Employee” has the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.40    “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price.
2.41    “Subsidiary” shall mean any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

2.42    “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

2.43    “2006 Plan” means the Company's Amended and Restated 2006 Equity Incentive Plan, the Company's Second Amended and Restated 2006 Equity Incentive Plan and the Company's Third Amended and Restated 2006 Equity Incentive Plan, or any of these as the context requires.

2.44    “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

Section 3.    Administration.

3.1    Authority of Committee. The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to: (i) designate Participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan; (iii) determine the type or types of Awards to be granted to a Participant; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (v) determine the timing, terms, and conditions of any Award; (vi) accelerate the time at which all or any part of an Award may be settled or exercised, subject to the minimum vesting requirements set forth in Sections 6.7, 7 and 9; (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate; (x) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate, including whether such separation occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a Separation from Service; (xii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xiii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.
3.2    Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3    Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.4    No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4.    Shares Available for Awards.

4.1    Shares Available. Subject to the provisions of Section 4.2 below, the cumulative maximum aggregate number of Shares which may be issued pursuant to all Awards granted under this Plan is equal to 4,327,854, (such aggregate amount being, the “Share Reserve”). Following the Effective Date of this Plan, no further grants of Awards shall be made pursuant to the 2006 Plan. The number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,000,000. Each Share subject to a granted Option shall reduce the Share Reserve by one (1) share. Each Share subject to a granted SAR shall reduce the Share Reserve by one (1) share. Each Share subject to a Restricted Stock Award or a Restricted Stock Unit Award shall reduce the Share Reserve by one and sixty-seven one-hundredths (1.67) Shares. If any Award granted under this Plan shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested, settled or been exercised in full, the Shares subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan, in accordance with this Section 4.1. If any Award granted under the 2006 Plan shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested, settled or been exercised in full, the Shares subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan, and the Share Reserve shall be increased, in accordance with this Section 4.1. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, if an Option or SAR is exercised, in whole or in part, by tender of Shares or by means of a net-exercise, or if the Company’s tax withholding obligation with respect to the exercise or settlement of an Option or SAR is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 4.1 shall be the number of Shares that were subject to the Option or SAR or portion thereof, and not the net number of Shares actually issued, and any SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of shares issued upon the settlement of the SAR. If the Company’s tax withholding obligation with respect to an Award other than an Option or SAR is satisfied by withholding Shares, the Shares withheld or reacquired by the Company shall [not] again become available for Awards under the Plan. Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the 2006 Plan, and (ii) as one and sixty-seven one-hundredths (1.67) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the 2006 Plan. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1.

4.2    Adjustments. Without limiting the Committee’s discretion as provided in Section 13 hereof, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall, in an equitable and proportionate manner as deemed appropriate by the Committee (and, as applicable, in such manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement of rights and benefits under such Awards.

4.3    Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

4.4    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.    Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6.    Stock Options and Stock Appreciation Rights.

6.1    Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2    Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date of grant of such Option. Except with respect to Substitute Awards, the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date of grant of such SAR. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARS, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee. Other than pursuant to Section 4.2, the Committee shall not without the approval of the Company’s shareholders (i) lower the Option Price of any Option after it is granted, (ii) reduce the Grant Price of any SAR after it is granted, (iii) cancel any Option when the Option Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), (iv) cancel any SAR when the Grant Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (v) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Nasdaq Global Select Market.

6.3    Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4    Exercise.

(a)    Subject to Section 6.7 hereof, each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 hereof, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. An Award Agreement may provide that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b)    The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c)    An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(d)    Payment of the Option Price shall be made in (i) cash or cash equivalents, or, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Until the Participant has been issued the Shares subject to such exercise, the Participant shall possess no rights as a shareholder with respect to such Shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a method set forth in subsection (iv) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(e)    At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5    Separation from Service. Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award and ending on the date of exercise of such Award the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant. Except as otherwise provided by the Committee at or after grant, an Option or SAR shall cease to become exercisable upon a Separation from Service of the holder thereof. Subject to Section 6.7 hereof, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement, except as provided in Section 6.4(a).

6.6    Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

6.7    Minimum Vesting Period. Except for Substitute Awards, or the death or disability of the Participant, or in the event of a Change in Control, Options and SARs (including those issued as or as payment for Performance Awards) shall have a Vesting Period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto), or in the case of an Award to a Non-Employee Director, one Director Service Period; provided, that the Committee has the discretion to waive this requirement with respect to an Award at grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant shall not exceed 5% of the Share Reserve.

Section 7.    Restricted Shares and Restricted Share Units.

7.1    Grant.

(a)    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b)    Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time consistent with Section 7.5 hereof during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. Subject to Section 7.5 hereof, the Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2    Delivery of Shares and Transfer Restrictions.

(a)    At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b)    Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a shareholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.

7.3    Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form).

7.4    Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units may be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to shareholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents with respect to unvested Restricted Share Units shall be paid prior to the vesting thereof. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

7.5    Minimum Vesting Period. Except for Substitute Awards, or the death or disability of the Participant, or in the event of a Change in Control, Restricted Stock Awards and Restricted Stock Unit Awards (including those issued as or as payment for Performance Awards) shall have a Vesting Period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto), or in the case of an Award to a Non-Employee Director, one Director Service Period; provided, that the Committee has the discretion to waive this requirement with respect to an Award at grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant shall not exceed 5% of the Share Reserve.

Section 8.    Performance Awards.

8.1    Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2    Terms and Conditions. Subject to the terms of the Plan (including applicable minimum vesting requirements set forth in Sections 6.7, 7.5 or 9) and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award; provided, that if such waiver results in the Award being subject only to time-based vesting, the minimum vesting provisions of Section 7.5 shall apply. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9.    Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award; provided, however, that the minimum Vesting Period requirements set forth in Section 7.5 hereof shall apply to Other Stock-Based Awards.

Section 10.    Non-Employee Director and Outside Director Awards.

10.1    Annual Retainer. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2    Other Awards. The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

10.3    Equity Limits to Directors. [Notwithstanding anything in the Plan to the contrary, the maximum number of Shares subject to Awards granted during any 12-month period to any Non-Employee Director shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Plan on certain Awards) (the "Director Limit")] [Notwithstanding anything in the Plan to the contrary, the aggregate date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Awards granted to any Non- Employee Director during any 12-month period, taken together with any cash compensation paid to such Non -Employee Director during such 12-month period, shall not exceed $700,000 (the “Director Limit”)]. The Board may not, without the approval of the shareholders, increase the Director Limit.

Section 11.    Provisions Applicable to Performance Awards.

The Committee may grant Performance Awards to Participants based upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below:

(a)    earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation;

(b)    operating (or gross) income or profit;

(c)    operating efficiencies;

(d)    return on equity, assets, capital, capital employed or investment;

(e)    after tax operating income;

(f)    net income;

(g)    earnings or book value per Share;

(h)    financial ratios;

(i)    cash flow(s);

(j)    total sales or revenues or sales or revenues per employee;

(k)    production (separate work units or SWUs);

(l)    stock price or total shareholder return;

(m)    dividends;

(n)    debt or cost reduction, controls or objectives;

(o)    strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and goals relating to acquisitions, joint ventures or collaborations or divestitures;

(p)    sales by market, market segment or product type or group;

(q)    gross profit margin (dollars or percent of sales) by business unit, product groups or areas of the world;

(r)    personal performance objectives established for an individual Participant or group of Participants; or

(s)    any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. Performance goals based on subjective criteria shall be determined on the basis established by the Committee in granting the Performance Award. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11 to exclude any of the following events that occur during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action, and (vii) any other event that the Committee determines is not directly related to the operations of the Company or not within the reasonable control of the Company’s management. Further, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of its evaluation of performance criteria applicable to a Performance Award to reflect the Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

Section 12.    Separation from Service.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability, Early Retirement or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13.    Change In Control.

13.1    Certain Terminations. Unless otherwise provided by the Committee, or in an Award Agreement or by a contractual agreement between the Company and a Participant, if, within one year following a Change in Control, a Participant Separates from Service with the Company (or its successor) by reason of (a) death; (b) Disability; (c) Normal Retirement or Early Retirement; (d) for Good Reason by the Participant; or (e) involuntary termination by the Company for any reason other than for Cause, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted. For purposes of an Award subject to Section 409A of the Code, Good Reason shall exist only if (i) the Participant notifies the Company of the event establishing Good Reason within 90 days of its initial existence, (ii) the Company is provided 30 days to cure such event and (iii) the Participant Separates from Service with the Company (or its successor) within 180 days of the initial occurrence of the event.

13.2    Accelerated Vesting. The Committee may, in its discretion, provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. In the event of a Change in Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

13.3    Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, continuation or substitution, the Acquiror must grant the rights set forth in Section 13.1 to the Participant in respect of such assumed, continued or substituted Awards. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed, continued or substituted if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Except as otherwise provided by the Committee at or after grant, any Award or portion thereof which is not assumed, continued or substituted by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

13.4    Cash Settlement of Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.5    Performance Awards. The Committee may, in its discretion, provide that in the event of a Change in Control,
(i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable.

Section 14.    Amendment And Termination.
14.1    Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.
14.2    Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
14.3    Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is
hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

Section 15.    General Provisions.

15.1    Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the
Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.

15.2    Dividend Equivalents. Subject to the provisions of this Plan, in the sole and complete discretion of the Committee, an Award other than an Option or SAR may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards. Notwithstanding the foregoing, with respect to an Award subject to Section 409A of the Code, the payment, deferral or crediting of any dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.

15.3    Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

15.4    No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5    Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6    Tax Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
15.9    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10    No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

15.11    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.12    Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14    Awards to Non-U.S. Participants. The Committee shall have the power and authority to determine which service providers outside the United States shall be eligible to participate in the Plan. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices.

15.15    Company Clawback Policy. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement or (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

15.16    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.17    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.18    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.    Term Of The Plan.

16.1    Effective Date. The Plan, as initially adopted by the Board and approved by the Company’s stockholders became effective as of May 17, 2018. The Plan is hereby amended and restated in its entirety, as set forth herein, effective as of May 20, 2021 (the “Effective Date”), subject to its approval by the Company’s stockholders.

16.2    Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

**Luminex**

LUMINEX CORPORATION
ATTN: KENDEL MARTIN
12212 TECHNOLOGY BLVD.
AUSTIN, TX 78727

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D42137-P53339 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**LUMINEX CORPORATION**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| Nominees: | For | Withhold | Abstain |
|---|---|---|---|
| 1a. Edward A. Ogunro, Ph.D. | ☐ | ☐ | ☐ |
| 1b. Kevin M. McNamara | ☐ | ☐ | ☐ |

| The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5. | For | Against | Abstain |
|---|---|---|---|
| 2. Advisory vote to approve named executive officer compensation. | ☐ | ☐ | ☐ |
| 3. Approval of the amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan. | ☐ | ☐ | ☐ |
| 4. Approval of the amendment and restatement of the Luminex Corporation 2018 Equity Incentive Plan. | ☐ | ☐ | ☐ |
| 5. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2021. | ☐ | ☐ | ☐ |

**NOTE:** The proxies are further authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The 2021 Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D42138-P53339

**REVOCABLE PROXY**
**LUMINEX CORPORATION**
**THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**
**FOR THE ANNUAL MEETING OF STOCKHOLDERS**
**TO BE HELD ON MAY 20, 2021, AT 10:00 AM CDT**

The undersigned hereby appoints Harriss T. Currie and Richard W. Rew II, or either of them, or any successors in their respective positions, as proxies with full power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Luminex Corporation (the "Company") held of record by the undersigned as of March 22, 2021 at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's corporate headquarters located at 12212 Technology Boulevard, Austin, Texas 78727 on Thursday, May 20, 2021 at 10:00 AM Central Daylight Time, or at any adjournment or postponement thereof.

**Our Board of Directors recommends that you vote:**

**Continued and to be signed on reverse side**